UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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CARMIKE CINEMAS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2010

The Annual Meeting of Stockholders of Carmike Cinemas, Inc. will be held at the offices of King & Spalding LLP located at 1180 Peachtree Street, Atlanta, Georgia 30309 on Monday, May 17, 2010, commencing at 9:00 a.m., local time.

At the meeting, the stockholders will be asked to:

1.	Elect the seven (7) director nominees described in this Proxy Statement to serve for the ensuing year or until their successors are duly elected and have qualified;

2.	Amend our Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 20 million to 35 million shares;

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010; and

4.	Transact any other business that may properly be brought before the meeting.

The Board of Directors has fixed the close of business on Monday, April 5, 2010, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

LEE CHAMPION

Secretary

Columbus, Georgia

April 19, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

CARMIKE CINEMAS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2010

This proxy statement and the accompanying proxy card are furnished to the stockholders of Carmike Cinemas, Inc. (which we refer to as “we,” “us,” “our” and “Carmike” in this proxy statement) in connection with the solicitation of proxies by the Board of Directors of Carmike for use at the Annual Meeting of Stockholders to be held on Monday, May 17, 2010 (the “Annual Meeting”), at the offices of King & Spalding LLP at 1180 Peachtree Street, Atlanta, Georgia 30309 at 9:00 a.m., local time, and any adjournments thereof. All stockholders are encouraged to attend the meeting. Carmike expects to mail this proxy statement and accompanying proxy card to Carmike’s stockholders starting on or about April 19, 2010. Carmike’s 2009 Annual Report to stockholders, which should be read in conjunction with the matters discussed in this proxy statement, is also enclosed. Your proxy is requested, however, whether or not you attend in order to assure maximum participation.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 17, 2010.

The proxy statement and the 2009 Annual Report to stockholders are available at https://materials.proxyvote.com/143436

At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. When you sign the proxy card, you appoint S. David Passman III, Fred W. Van Noy and Lee Champion as your representatives at the meeting. Mr. Passman, Mr. Van Noy and Mr. Champion will vote your shares at the meeting as you have instructed them on the proxy card. This way your shares will be voted whether or not you attend the annual meeting. If you return a signed card but do not provide voting instructions, your shares will be voted for the seven named nominees, to approve the amendment to our Amended and Restated Certificate of Incorporation and to ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010. If any issue comes up for vote at the meeting that is not on the proxy card, Mr. Passman, Mr. Van Noy and Mr. Champion will vote your shares, under your proxy, in their discretion.

Any proxy signed and returned by you may be revoked at any time before it is voted by your delivering a new duly executed proxy card bearing a later date or by your appearing and voting in person at the meeting. The expenses incidental to the preparation and mailing of these proxy materials are being paid by Carmike. Special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile or mail by one or more of our employees. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies. Such solicitation may be made personally, or by telephone, electronic mail, facsimile or mail. The anticipated cost of the services of Innisfree M&A Incorporated is $15,000, plus expenses.

We expect to announce preliminary voting results at the meeting. Carmike will publish the final results of the stockholder voting on a Form 8-K that it will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

The principal executive offices of Carmike are located at 1301 First Avenue, Columbus, Georgia 31901. The telephone number is (706) 576-3400.

QUORUM AND VOTING REQUIREMENTS

The close of business on Monday, April 5, 2010 has been fixed as the record date for the determination of stockholders of Carmike entitled to notice of and to vote at the Annual Meeting. On that date, Carmike had outstanding 12,862,963 shares of Common Stock, $.03 par value (the “Common Stock”). Each share of Common Stock entitles the holder thereof to one vote per share on all matters properly coming before the meeting.

At the Annual Meeting, the holders of stock representing a majority of the voting power of all Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum. Abstentions will be treated as present for purposes of determining a quorum.

If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances if you do not provide voting instructions. These circumstances include certain “routine” matters, such as the amendment to the Amended and Restated Certificate of Incorporation and ratification of an independent registered public accounting firm. Therefore, if you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

A brokerage firm cannot vote customers’ shares on non-routine matters, such as the election of directors. If your brokerage firm has not received voting instructions on a non-routine matter, these shares are considered “broker non-votes” to the extent that the brokerage firm submits a proxy. Broker non-votes are counted for purposes of establishing a quorum to conduct business at the meeting.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. This means that the seven directors receiving the greatest number of votes will be elected as directors. Votes may be cast in favor of or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect.

The amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all of our issued and outstanding Common Stock as of the record date. Votes may be cast “for” or “against” the amendment to our Amended and Restated Certificate of Incorporation or a stockholder may abstain. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “against” votes.

Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010 requires the affirmative vote of a majority of the votes of the holders of the Common Stock represented and entitled to vote at a meeting at which a quorum is present. Votes may be cast “for” or “against” ratification or a stockholder may abstain. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “against” votes.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors has nominated the seven individuals named below for election as directors of Carmike, each to serve until the next annual meeting of stockholders or until his or her respective successor is duly elected and qualified, or until his or her death, resignation, retirement or removal. The Compensation and Nominating Committee of the Board of Directors also evaluates other candidates for election to the Board of Directors from time to time and to fill vacancies on the Board between annual meetings.

Carmike’s Amended and Restated By-laws (the “By-laws”) state that the Board of Directors shall consist of eleven directors; however, at any annual or special meeting, the stockholders may, and at any meeting of the Board of Directors, the Board of Directors may, fix a different number of directors who shall constitute the full Board of Directors, but the full Board of Directors shall consist of not less than six and no more than twelve directors. The Board of Directors has currently set the full Board at seven directors.

All seven individuals nominated by the Board of Directors for election are presently directors of Carmike. Mr. Berkman, who was elected to the Board of Directors in November 2009, was recommended for nomination and election by our stockholder, Bigfoot Ventures, Ltd. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the seven nominees named below as directors of Carmike.

The Board of Directors expects that each of the nominees will be available to stand for election and to serve as a director. In the event a vacancy among the original nominees occurs prior to the meeting, the proxies may be voted for a substitute nominee or nominees named by the Board and for the remaining nominees, or the Board may provide for a lesser number of directors.

The Board of Directors affirmatively determined that each of the nominees qualifies for election under the criteria for evaluation of directors. See “Corporate Governance—Selection of Director Nominees—General Criteria and Process” on page 47 of the proxy statement. In addition, the Board of Directors determined that each nominee, except Mr. Passman and Mr. Van Noy, qualifies as an independent director under applicable standards.

There are no family relationships among our directors or executive officers.

Nominees

The following is a description of the business experience of each nominee for at least the past five years. For purposes of this description, references to Carmike include Carmike’s predecessor, Martin Theatres, Inc., and ages are presented as of February 15, 2010:

Roland C. Smith, Chairman of the Board, 55, has been one of Carmike’s directors since April 2002, and has served as Chairman of the Board of Directors since June, 2009. In addition, he currently serves as Chairman of the Compensation and Nominating Committee, and as a member of the Executive Committee. Mr. Smith has served as President and Chief Executive Officer of Wendy’s/Arby’s Group, Inc. (formerly known as Triarc Companies, Inc.) and Chief Executive Officer of Wendy’s International, Inc., a restaurant owner, operator and franchiser, since September 2008. Mr. Smith served as the Chief Executive Officer of Triarc Companies, Inc. from June 2007 until September 2008 and the Chief Executive Officer of Arby’s Restaurant Group, Inc., a restaurant owner operator and franchiser, from April 2006 until September 2008. Mr. Smith served as President and Chief Executive Officer of American Golf Corporation and National Golf Properties, an owner and operator of golf courses, from February 2003 to November 2005. He was President and Chief Executive Officer of AMF Bowling Worldwide, Inc., an owner and operator of bowling centers, from April 1999 until January 2003. Mr. Smith was President and Chief Executive Officer of AMF Bowling Worldwide, Inc. and its indirect parent AMF Bowling, Inc. when the companies filed voluntary petitions for relief under the bankruptcy code on July 2, 2001 and July 30, 2001, respectively. AMF Bowling Worldwide emerged from bankruptcy on March 8, 2002.

Mr. Smith previously served as President and Chief Executive Officer of the Triarc Restaurant Group (the predecessor to Arby’s Restaurant Group, Inc.) from February 1997 to April 1999. Mr. Smith is a member of the Board of Directors of Wendy’s/Arby’s Group, Inc. The Compensation and Nominating Committee considered Mr. Smith’s skills and experience demonstrated as a senior executive for several companies, as well as his familiarity and experience with the retail, leisure and entertainment industries in recommending that Mr. Smith be nominated as a director.

Jeffrey W. Berkman, 46, has been one of our directors since November 2009. Mr. Berkman has served as Senior Vice President and General Counsel of Bigfoot Ventures Ltd., a venture capital firm, and several affiliates, including a movie and television production company, a real estate investment and development company and various Internet businesses since 2000. He is also founding Partner of The Berkman Law Firm, PLLC. Bigfoot Ventures Ltd. owns approximately 1.85 million shares of our Common Stock. Prior to 2000, Mr. Berkman was a Senior Associate at the law firms of Davis, Scott, Weber & Edwards (now Hogan & Hartson); Arent Fox; and Whitman Breed Abbot & Morgan (now Winston & Strawn). The Compensation and Nominating Committee considered Mr. Berkman’s relationship with Bigfoot Ventures Ltd., one of our major stockholders and his skills and experience demonstrated in his legal career, including as General Counsel of Bigfoot, as well as his experience and familiarity with the entertainment industry in recommending that Mr. Berkman be nominated as a director.

James A. Fleming, 51, has been one of our directors since March 2009 and currently serves as a member of the Audit Committee and the Compensation and Nominating Committee. Mr. Fleming has served as Executive Vice President and Chief Financial Officer of Cousins Properties Incorporated, a leading diversified real estate company, based in Atlanta and listed on the New York Stock Exchange, since August 2004. From July 2001 to August 2004, Mr. Fleming was Senior Vice President, General Counsel and Secretary of Cousins Properties Incorporated. Prior to joining Cousins Properties, Mr. Fleming was a partner in the Atlanta law firm of Fleming & Ray from October 1994 until July 2001. The Compensation and Nominating Committee considered Mr. Fleming’s skills and experience demonstrated as a senior executive for Cousins Properties Incorporated, including as Chief Financial Officer and as General Counsel, as well as his familiarity and experience with the commercial real estate industry in recommending that Mr. Fleming be nominated as a director.

Alan J. Hirschfield, 74, has been one of our directors since April 2002 and currently serves as Chairman of the Audit Committee and a member of the Executive Committee. Mr. Hirschfield is a private investor and consultant. From 1992 to 2000, he was Co-Chief Executive Officer of Data Broadcasting Corporation, a global provider of financial and business information, which merged with Financial Times/Pearsons, Inc. From 1986 to 1990, Mr. Hirschfield served as a consultant/investor in the entertainment/media industry. From 1982 to 1986, he was the Chairman and Chief Executive Officer of Twentieth Century Fox Film Corporation. Mr. Hirschfield was President and Chief Executive Officer of Columbia Pictures, Inc. from 1973 to 1978. He currently serves on the Boards of Directors of Cantel Medical Corp. and Leucadia National Corporation, a diversified holding company. Mr. Hirschfield served as a member of the Board of Directors of Interactive Data Corporation from 1992 to 2006 and as a member of the Board of Directors of Peregrine Systems, Inc. from 2003 to 2005. The Compensation and Nominating Committee considered Mr. Hirschfield’s skills and experience, including as a Chief Executive Officer, demonstrated throughout his career in the film and entertainment industries and his service on other public company boards, in recommending that Mr. Hirschfield be nominated as a director.

S. David Passman III, 57, has been our President and Chief Executive Officer since June 2009 and one of our directors since June 2003. Mr. Passman is a member of the Executive Committee and the Corporate Governance Committee. Mr. Passman served as the President and Chief Executive Officer of IBS-STL, Inc., or its predecessor, STL, Inc., a book publishing and distribution company, from June 2005 until January 2009. Mr. Passman served as the President of the Harland Printed Products and Harland Checks divisions of John H. Harland Co., a provider of printed products and software and related services to the financial institution market, from 1999 to 2003 and as Chief Financial Officer from 1996 to 1999. From 1981 to 1996, Mr. Passman was a partner in the tax division of Deloitte & Touche LLP, a public accounting firm. Mr. Passman served as the

Managing Partner of the Atlanta, Georgia office of Deloitte & Touche LLP from 1993 to 1996. Mr. Passman is a Certified Public Accountant. The Compensation and Nominating Committee considered Mr. Passman’s skills and experience demonstrated as a senior executive, including as Chief Executive Officer and Chief Financial Officer, for several private and public companies and his expertise in public accounting, in recommending that Mr. Passman be nominated as a director. In addition, it has been our historic practice that our Chief Executive Officer serves as a director.

Fred W. Van Noy, 52, has been one of our directors since December 2004 and currently serves as a member of the Corporate Governance Committee. Mr. Van Noy joined us in 1975. He served as a District Manager from 1984 to 1985 and as Western Division Manager from 1985 to 1988, when he became Vice President—General Manager. In December 1997, he was elected to the position of Senior Vice President—Operations. In November 2000, he became Senior Vice President—Chief Operating Officer. Mr. Van Noy was Senior Vice President—Chief Operating Officer of Carmike when Carmike filed its voluntary petition for bankruptcy under the bankruptcy code on August 8, 2000. The Compensation and Nominating Committee considered Mr. Van Noy’s skills, experience and significant knowledge of our business demonstrated throughout his lengthy career with Carmike in recommending that Mr. Van Noy be nominated as a director.

Patricia A. Wilson, 59, has been one of our directors since April 2004 and currently serves as a member of the Audit Committee and Compensation and Nominating Committee, and Chair of the Corporate Governance Committee. Ms. Wilson has been practicing as a private attorney since October 2002, advising both private and public companies in corporate and securities law. Ms. Wilson served as the General Counsel to NDCHealth Corporation, a provider of information systems and services to the healthcare market, from October 2000 to October 2002. Prior to joining NDCHealth Corporation, she was a partner with the law firm of Troutman Sanders LLP from 1988 to September 2000, practicing in the fields of corporate finance and securities law. The Compensation and Nominating Committee considered Ms. Wilson’s skills and experience demonstrated throughout her legal career advising public companies on corporate, securities and governance affairs in recommending that Ms. Wilson be nominated as a director.

The Board of Directors recommends a vote FOR the nominees set forth above.

PROPOSAL TWO:

AMENDMENT TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK

We are asking for your approval of an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock from 20 million shares to 35 million shares. The Board approved this amendment on April 8, 2010.

If this proposal is approved by our stockholders, the first paragraph of Article FOURTH of the Certificate of Incorporation will be amended to read as follows:

“FOURTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is 36,000,000, consisting of (i) 35,000,000 shares of Common Stock, par value $.03 per share (the “Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).”

The increase in authorized shares of Common Stock by 15 million shares will enhance the flexibility of our capital structure by allowing for the issuance of additional shares of Common Stock by the Board without amending the Certificate of Incorporation. As of April 5, 2010, there were 12,862,963 shares of Common Stock outstanding and an additional 1,287,390 shares of Common Stock were reserved for issuance under our equity compensation plans.

The additional authorized shares of Common Stock will be available for general purposes, including capital raising transactions, acquisitions, employee benefit plans and other uses. We currently have no specific plans or understandings with respect to the issuance of any of the additional shares. The Board believes, however, that the proposal is desirable so that, if the opportunity arises, we will have more flexibility to issue shares of Common Stock, without the expense and delay of a special stockholders’ meeting, in connection with future opportunities for expanding our business, equity financing, management incentive and employee benefit plans, and for other purposes.

No further action or authorization by our stockholders will be necessary before issuance of the additional authorized shares of Common Stock, except as may be required for a particular transaction by applicable law or regulatory agencies or the rules of the Nasdaq Stock Market, Inc. or any other stock exchange on which our Common Stock may be listed in the future. Although the Board has no present intention of doing so, the additional shares of Common Stock could be used to make it more difficult for persons to obtain control of us. The issuance of the additional authorized shares of Common Stock could also have the effect, in certain circumstances of, among other things, diluting earnings per share, book value per share or voting power of the currently outstanding shares of Common Stock held by our existing stockholders.

If approved, this amendment will become effective upon filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of Delaware, which we would do promptly after the Annual Meeting.

Based on the recommendation of our Compensation and Nominating Committee, our Board has determined that it is in our best interests and the best interests of our stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

The Board of Directors recommends a vote FOR the approval of the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the year ending December 31, 2010 and the effectiveness of our internal control over financial reporting as of December 31, 2010, and to prepare reports on this audit. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders. We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010. Although ratification is not required by our By-Laws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Carmike and our stockholders.

The Board of Directors recommends a vote FOR the ratification of

Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

AUDIT COMMITTEE REPORT

The Audit Committee consists of Alan J. Hirschfield as Chairman, James A. Fleming, and Patricia A. Wilson. Each of Messrs. Hirschfield and Fleming and Ms. Wilson meets the applicable independence requirements of the SEC and the Nasdaq listing standards. In addition, each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards and Mr. Fleming, designated by the Board of Directors as the “audit committee financial expert” under SEC rules, meets the Nasdaq professional experience requirements as well. The Audit Committee operates under a written charter adopted by the Board of Directors on May 9, 2003, a copy of which is available on Carmike’s website at www.carmike.com.

The primary responsibility of the Audit Committee is to oversee Carmike’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing Carmike’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management Carmike’s audited financial statements as of and for the year ended December 31, 2009. The Audit Committee also has discussed with Deloitte & Touche LLP, Carmike’s independent registered public accounting firm for fiscal 2009, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

Based on those reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Carmike’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The foregoing has been furnished by the Audit Committee of Carmike’s Board of Directors.

By the Audit Committee:	Alan J. Hirschfield, Chairman
James A. Fleming
February 25, 2010	Patricia A. Wilson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” and together with the Securities Act, the “Acts”), except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

FEES PAID TO INDEPENDENT AUDITORS

Aggregate fees billed to us for the fiscal years ended December 31, 2008 and 2009 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2008	2009
Audit Fees (1)	$1,983,558	$1,546,830

Audit-Related Fees	—	—
Tax Fees (2)	93,130	175,689
All Other Fees	—	—

Total Fees Paid to Auditor	$2,076,688	$1,722,519

(1)	Audit fees and expenses primarily relate to the 2008 and 2009 annual audits, the review of quarterly reports on Form 10-Q and the annual report on Form 10-K and the audit of internal control over financial reporting.

(2)	Includes fees for tax compliance, tax planning and advice services.

Audit Committee Policy for Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. Pursuant to its charter, the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

Requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided and the estimated total cost and are submitted to Carmike’s Chief Financial Officer or Controller. The Chief Financial Officer or Controller then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval. The Audit Committee will be informed on a regular basis regarding the services rendered by the independent registered public accounting firm in accordance with our general pre-approval policy.

None of the services related to the Tax Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our executive officer compensation program is the same as our goal for operating Carmike—to create long-term value for our stockholders. To achieve this goal, we have designed and implemented compensation programs for our executives to reward them for sustained financial and operating performance, to align their interests with those of our stockholders, and to encourage them to remain with our company.

In this section, we summarize the philosophical principles, the objectives of specific programs, and other factors considered by our Board’s Compensation and Nominating Committee in determining the compensation of our named executive officers (as identified below) during 2009. This section includes a discussion of:

•

the role and activities of the Compensation and Nominating Committee, as well as outside compensation consultants and our executives, in matters of executive compensation, in general and during the fiscal year ended December 31, 2009;

•	compensation for our named executive officers;

•	the philosophy, policies and principles of our executive compensation program;

•	the primary components of our executive compensation program—base salary, annual bonus, deferred compensation, long-term incentives, and benefits and perquisites;

•	the agreements with our named executive officers; and

•	certain insider trading, tax and accounting requirements.

Transition of Chief Executive Officer during 2009

On January 19, 2009, Michael W. Patrick departed as Carmike’s President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Patrick remained a member of the Board of Directors until his resignation on February 20, 2009. In February 2009, we entered into a separation agreement and general release with Mr. Patrick, governing the terms of his departure. This separation agreement and general release and the amounts paid to Mr. Patrick are described in more detail under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Michael W. Patrick 2009 Separation Agreement.”

Upon Mr. Patrick’s departure, the Board of Directors appointed S. David Passman III as Chairman of the Board and established the Office of the Chairman, consisting of Mr. Passman, Richard B. Hare, our Chief Financial Officer, and Fred W. Van Noy, our Chief Operating Officer. The purpose of the Office of the Chairman was to focus on the strategic direction of Carmike and transition Carmike to new chief executive leadership. Messrs. Hare and Van Noy did not receive additional compensation for their participation in the Office of the Chairman.

Mr. Passman was named our President and Chief Executive Officer on June 4, 2009. A description of Mr. Passman’s employment agreement is contained below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—S. David Passman III Employment Agreement.”

The Compensation and Nominating Committee

The Compensation and Nominating Committee is responsible for setting the overall compensation strategy and compensation policies for our senior executives and directors, including determining the forms and amount of compensation appropriate to achieve our strategic objectives. The Compensation and Nominating

Committee’s functions are more fully described in its charter, which can be viewed at the investor relations page on our website at www.carmike.com. The Compensation and Nominating Committee annually reviews and recommends changes to its charter for approval by the Board of Directors.

The Compensation and Nominating Committee currently consists of Roland C. Smith, as Chairman, James A. Fleming and Patricia A. Wilson. Mr. Fleming was appointed to the Compensation and Nominating Committee on June 15, 2009.

The charter of the Compensation and Nominating Committee requires that the Committee be comprised of not less than two members of the Board of Directors. As required by the charter, the Board of Directors has determined that each member of the Compensation and Nominating Committee is: (1) independent as defined under the Nasdaq listing standards, (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (3) an “outside director” for purposes of satisfying Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (4) otherwise free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Role of Compensation Consultants

The Compensation and Nominating Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive compensation. The Compensation and Nominating Committee previously retained the services of ECG Advisors, LLC as its independent compensation consultant and as a facilitator of senior management development exercises commissioned by the Committee. In March 2006, ECG Advisors, LLC provided the Compensation and Nominating Committee with a competitive analysis of our executive officer and non-employee director compensation. ECG Advisors, LLC provided additional input to the Compensation and Nominating Committee on several compensation matters at a meeting in March 2007. In March 2009, ECG Advisors, LLC provided the Compensation and Nominating Committee with an updated competitive analysis of our executive officer compensation, our employment and separation agreements, our deferred compensation arrangement for senior executives and our non-employee director compensation. Further, in 2007, 2008 and 2009, ECG Advisors, LLC also responded to various compensation-related requests from the Compensation and Nominating Committee, as needed. ECG Advisors, LLC provided no other services to Carmike other than in its role as independent consultant to the Compensation and Nominating Committee.

In June 2009, Carmike engaged Pearl Meyer & Partners as management’s compensation consultant. During 2009, Pearl Meyer & Partners provided various compensation recommendations, analyses and presentations, which included, among other items:

•	recommended terms for equity awards granted to senior executive officers in July 2009;

•	a review and assessment of the general market competitiveness of Carmike’s current compensation structure for its senior executives;

•	a review and assessment of Carmike’s current short-term and long-term incentive plans relative to peer group practices and broader market trends; and

•	recommended changes to Carmike’s current programs.

Further, in January 2010, Pearl Meyer & Partners prepared a report and recommendation for an annual equity-based incentive program for Carmike’s senior executives.

In February 2010, the Compensation and Nominating Committee engaged Mercer LLC as the Committee’s independent compensation consultant to assist the Committee in reviewing and analyzing Carmike’s compensation structure and practices generally, the reports from Pearl Meyer & Partners and management’s compensation recommendations. Mercer LLC has not been engaged to provide any other services to Carmike other than to serve as the Compensation and Nominating Committee’s independent compensation consultant. The Compensation and Nominating Committee expects Pearl Meyer & Partners, Mercer LLC and other compensation consultants retained from time to time, to provide Carmike and the Committee with similar services on a periodic basis.

Role of Executives in Establishing Compensation for 2009

As a result of the transition of our Chief Executive Officer between January and June 2009, the Compensation and Nominating Committee received recommendations from the members of the Office of the Chairman regarding 2009 base salaries and the amounts and criteria of 2009 incentive bonus compensation for senior executive officers. The Compensation and Nominating Committee did not consult with any members of management in establishing the 2009 compensation for Mr. Passman upon his appointment as President and Chief Executive Officer in June 2009. The terms of Mr. Passman’s employment agreement, and the amounts and criteria of his 2009 incentive bonus compensation, were determined solely by the Compensation and Nominating Committee in consultation with its independent compensation consultant and other independent members of the Board of Directors. The Compensation and Nominating Committee regularly holds executive sessions without the members of management present.

Compensation Committee Activity

Mr. Smith, as Chairman, sets the agenda for each meeting of the Compensation and Nominating Committee in consultation with management, counsel and the other Committee members. Generally, the Compensation and Nominating Committee meets at least quarterly and more often as necessary. In 2009, for example, the Compensation and Nominating Committee met seven times. During these meetings in 2009, the Compensation and Nominating Committee, among other items:

•	recommended the creation of the Office of the Chairman and the appointment of Mr. Passman as non-executive Chairman of the Board following Mr. Patrick’s departure;

•	recommended the approval of a separation agreement and general release with Mr. Patrick;

•	approved the payment of 2008 incentive bonuses to the senior executive officers;

•	approved 2009 incentive bonus objectives for the senior executive officers;

•	recommended the appointment of Mr. Passman as Carmike’s President and Chief Executive Officer and the approval of Mr. Passman’s employment agreement in June 2009;

•	recommended the appointment of Mr. Smith as non-executive Chairman of the Board;

•

approved the issuance of options to purchase 200,000 shares of our Common Stock, at an exercise price of $8.46 per share, and 50,000 shares of restricted stock to Mr. Passman in connection with being named President and Chief Executive Officer on June 4, 2009;

•	approved the issuance of options to purchase 200,000 shares of our Common Stock for $8.38 to a group of seven senior executives in July 2009;

•	recommended the appointment of Mr. Fleming to the Board of Directors and to the Audit Committee and the Compensation and Nominating Committee;

•	recommended the appointment of Mr. Berkman to the Board of Directors; and

•	reviewed committee membership and recommended other changes to the Board’s committees.

To date, the Compensation and Nominating Committee has held four meetings in 2010. During these meetings in 2010, the Compensation and Nominating Committee, among other items:

•	approved the payment of 2009 incentive bonuses for all applicable employees;

•	approved 2010 base salaries and incentive bonus objectives for the senior executive officers;

•

approved the grant of options to purchase 158,500 shares of our Common Stock, at an exercise price of $10.92 per share, 51,500 shares of time-vested restricted stock and up to 68,000 shares of performance-based restricted stock to a group of eight senior executives, including the NEOs (as defined below) other than Mr. Patrick, in March 2010;

•	recommended candidates for election to the Board of Directors;

•	approved the engagement of Mercer LLC as the Compensation and Nominating Committee’s independent compensation consultant; and

•	completed its annual self-evaluation process.

Named Executive Officers for 2009

The Compensation and Nominating Committee reviews, analyzes and approves the compensation of our senior executive officers, including the “Named Executive Officers” or “NEOs” included in the tables set forth following this compensation discussion and analysis. The NEOs for 2009 included our former Chief Executive Officer who served until January 20, 2009, our current Chief Executive Officer, who assumed this role in June 2009, our Chief Financial Officer and the three other executive officers with the highest total compensation for 2009, calculated in accordance with the rules and regulations of the SEC. Our NEOs for 2009 were:

•	S. David Passman III, President and Chief Executive Officer;

•	Richard B. Hare, Senior Vice President—Finance, Treasurer and Chief Financial Officer;

•	Fred W. Van Noy, Senior Vice President and Chief Operating Officer;

•	Lee Champion, Senior Vice President, General Counsel and Secretary;

•	Gary F. Krannacker, Vice President—General Manager Theatre Operations; and

•	Michael W. Patrick, our former President, Chief Executive Officer and Chairman of the Board of Directors.

Compensation Philosophy, Policies and Principles

The Compensation and Nominating Committee is responsible for establishing the policies and principles that form the basis of our executive compensation programs. The Compensation and Nominating Committee’s philosophy is to implement programs that are designed to:

•	attract and retain highly qualified key executives;

•	provide competitive base salaries and cash incentives as well as retirement savings;

•	motivate executives by rewarding performance that supports achievement of financial and operating goals; and

•	encourage employee stock ownership to align employee and stockholder interests.

We believe our compensation programs provide senior executives with a pay opportunity that is reasonable and competitive with the external market and that rewards performance. For example, in 2009, Carmike’s compensation policy for senior executives was designed to provide a competitive base of cash compensation (considering factors such as experience, qualifications and Carmike’s recent performance) and tying incentive compensation to achieving specified levels of financial performance and specific operating goals. However, the Compensation and Nominating Committee believes that when our performance or the executive’s individual achievement exceeds performance objectives or does not meet expectations, overall pay should reflect actual performance.

We believe that a compensation structure related to performance reinforces our business objectives and the alignment of the employee’s interest with our stockholders. Senior executive compensation is linked to individual performance as well as overall company performance with respect to financial and operating objectives. The Compensation and Nominating Committee selects financial and operating metrics which it believes strongly correlate to key strategic goals and enhanced stockholder value over time. For instance, recent performance metrics have been designed in part to reflect our EBITDA targets, film rent and real estate sales goals, as well as expense reduction.

Following our emergence from bankruptcy in January 2002, our philosophy surrounding the use of equity-based long-term incentive compensation had been to grant restricted stock and/or stock options in an effort to attract and retain key employees. Previously, we had not considered these equity-based grants as a component of annual compensation but rather as long-term equity incentive compensation designed to compensate a senior executive over a three-year period. As a result, our practice has been to award equity-based long-term incentives to our senior executives from time to time that generally include pro rata vesting periods extending over three years.

In February 2010, our Compensation and Nominating Committee, upon advice received from management’s compensation consultant and the Committee’s independent compensation consultant, determined to end Carmike’s practice of granting long-term equity incentive compensation designed to compensate executives over a three-year period. Effective in 2010, the Compensation and Nominating Committee has adopted an equity-based long-term incentive compensation program that grants annual awards. The Compensation and Nominating Committee believes that an annual award program more closely aligns Carmike with competitive practices and will enhance the Committee’s ability to monitor and manage equity grants as a component of compensation. The Compensation and Nominating Committee anticipates utilizing an annual equity award mix consisting of stock options, restricted stock and performance awards (which may be settled in cash or equity). Overall, the Compensation and Nominating Committee expects its equity-based long-term incentive program to achieve its objective to reward stock price performance, encourage stock ownership, retain key employees and reward the achievement of Carmike’s strategic goals.

Components of Executive Compensation

The basic components of executive compensation are:

•	base salary;

•	annual cash incentive bonus pursuant to our Annual Executive Bonus Program;

•	cash compensation pursuant to a deferred compensation program; and

•	long-term equity incentives.

In addition, our compensation program includes certain benefits and perquisites. Each component is described in more detail below.

During 2009, the Compensation and Nominating Committee reviewed the basic components of compensation described above for senior executive officers. As part of this review, the Compensation and Nominating Committee engaged ECG Advisors, LLC as its independent compensation consultant and reviewed the mix of salary, bonus and deferred compensation and proposals to implement alternative retirement and long-term incentive plans. In connection with this review, the Compensation and Nominating Committee took the steps described below, with respect to the various elements of our executive pay.

Base Salary

Our base salary program is designed to provide our senior executives with a competitive base of cash compensation. The base salary for Mr. Passman, our Chief Executive Officer, was established under the terms of his June 2009 employment agreement. As a result of the transition of our Chief Executive Officer between

January and June 2009, the Compensation and Nominating Committee received recommendations from the members of the Office of the Chairman regarding 2009 base salaries for senior executive officers (including the NEOs). The Compensation and Nominating Committee did not consult with any members of management in establishing the 2009 base salary for Mr. Passman upon his appointment as President and Chief Executive Officer in June 2009. The terms of Mr. Passman’s employment agreement, including his base salary, were determined solely by the Compensation and Nominating Committee in consultation with its independent compensation consultant and other independent members of the Board of Directors.

The Compensation and Nominating Committee considers various factors, which include individual performance over time, each individual’s role and responsibilities in Carmike and a general assessment of competitive market practices, when setting base salaries. Further, in March 2009, ECG Advisors, LLC provided the Compensation and Nominating Committee with an updated competitive analysis, which included a review of base salaries. ECG Advisors, LLC compiled data from published, broad-based compensation surveys that included data for similarly-sized companies. ECG Advisors, LLC selected the groups of companies to include and analyzed the survey data with no input from either the Compensation and Nominating Committee or our executive officers. The Compensation and Nominating Committee considered this data to obtain a general understanding of current compensation practices, but did not base its 2009 salary determinations on this data.

The Compensation and Nominating Committee considered possible changes in base salary amounts for all NEOs in 2009 but ultimately determined to (i) keep 2009 base salary amounts equal to 2008 base salary amounts for Mr. Hare and Mr. Van Noy, (ii) decrease Mr. Champion’s base salary amount compared to 2008 and (iii) increase Mr. Krannacker’s base salary compared to 2008, in response to competitive market practices. In February 2010, the Compensation and Nominating Committee, upon the recommendation of the Chief Executive Officer, the advice and recommendation of management and the Committee’s independent compensation consultant, as well as the Committee’s experience and judgment, approved the base salaries for the NEOs, effective January 1, 2010, as set forth in the following table. The increases in 2010 reflected the Committee’s belief that the new base salary amounts were reasonable based on market comparisons and the relative lack of increases in 2007, 2008 and 2009.

Name	2008 Base Salary ($)		2009 Base Salary ($)		2010 Base Salary ($)
S. David Passman III	N/A	(1)	630,000		630,000
Richard B. Hare	316,250		316,250		325,000
Fred W. Van Noy	350,000		350,000		375,000
Lee Champion	316,250		275,000		285,000
Gary F. Krannacker	143,750		153,750		170,000
Michael W. Patrick	850,000		N/A	(2)	N/A	(2)

(1)	Mr. Passman was hired as President and Chief Executive Officer on June 4, 2009. The $630,000 base salary represents Mr. Passman’s annualized 2009 base salary.

(2)	Mr. Patrick, our former Chief Executive Officer, departed Carmike on January 19, 2009.

Annual Cash Incentive Bonuses—Annual Executive Bonus Program

The Carmike Cinemas, Inc. Annual Executive Bonus Program (the “Bonus Program”) was approved by Carmike’s stockholders on May 18, 2007. The purpose of the Bonus Program is to give each participant the opportunity to receive an annual incentive bonus for each fiscal year payable in cash, if, and to the extent, the Compensation and Nominating Committee determines that the performance goals set by the Committee for each participant for such year have been satisfied. In addition, the Bonus Program is designed to meet the requirements for performance-based compensation under Section 162(m) of the Code.

Overall, the Bonus Program is designed to motivate and retain senior executive officers by providing at-risk cash compensation contingent upon achieving certain company and individual objectives, which for 2009 were financial and operating in nature. As a result of the transition of our Chief Executive Officer between January and June 2009, the Compensation and Nominating Committee received recommendations from the members of the Office of the Chairman regarding the amounts and criteria of 2009 incentive bonus compensation for senior executive officers. Further, in March 2009, ECG Advisors, LLC provided the Compensation and Nominating Committee with an updated competitive analysis, which included a review of incentive bonus compensation. The Compensation and Nominating Committee did not consult with any members of management in establishing the amounts and criteria of 2009 incentive bonus compensation for Mr. Passman upon his appointment as President and Chief Executive Officer in June 2009. The amounts and criteria of Mr. Passman’s 2009 incentive bonus compensation were determined solely by the Compensation and Nominating Committee in consultation with its independent compensation consultant and other independent members of the Board of Directors.

Process

Typically in the first quarter of the fiscal year, the Compensation and Nominating Committee approves annual bonus target amounts for the senior executive officers, including the NEOs, for the current fiscal year. In addition, at this meeting, the Compensation and Nominating Committee approves the applicable performance goals (both financial and operational) for the senior executive officers, including the NEOs, for the current year. In setting these performance goals, the Compensation and Nominating Committee reviews our annual forecast and budget for the current fiscal year, determines the key corporate objectives and operating goals for the current year (on a company-wide and individual basis) and identifies individual performance objectives for each senior executive officer. During 2009, as a result of the transition of our Chief Executive Officer between January and June 2009, the Compensation and Nominating Committee also received input from the Office of the Chairman and other independent directors.

In connection with or following the filing of our Annual Report on Form 10-K, typically at its March meeting, the Compensation and Nominating Committee determines the bonuses to be paid to the senior executive officers for the prior fiscal year by analyzing the pre-established performance goals (both financial and operational), as well as the individual performance objectives, compared against the actual performance results for the prior year. If our actual performance for that year exceeds the performance goals, the amounts granted to participants under the program may exceed the target bonus amount. Any additional bonus beyond a level previously set by the Compensation and Nominating Committee is made at the sole discretion of the Committee. Similarly, if performance falls below specified performance levels, our executives receive bonuses below the target amount, which depending on performance may result in no cash bonuses. In connection with 2009 bonus determinations for our senior executive officers, Mr. Passman (as our new Chief Executive Officer) provided input and recommendations to the Compensation and Nominating Committee with respect to the analysis of individual performance objectives and the determination of bonus amounts.

Determining 2009 Target Cash Incentive Bonus Opportunity

In 2009, the Compensation and Nominating Committee, with recommendations from the Office of the Chairman and other independent directors, set the 2009 annual target cash incentive bonus opportunities for senior executive officers. The Compensation and Nominating Committee also considered recommendations from its independent compensation consultant in determining the amount of target cash incentive bonus opportunities for the senior executive officers. Based upon these recommendations, the Compensation and Nominating Committee determined to set the target cash incentive bonus opportunities as a percentage of each executive’s 2009 base salary amount. In setting these percentages, the Compensation and Nominating Committee considered information on competitive market practices provided by the members of the Office of the Chairman and the Committee’s independent compensation consultant, but ultimately based its determination on the judgment and experience of the Committee. The 2008 and 2009 target incentive cash bonus opportunities for the NEOs, and the percentage of the 2009 base salary that each 2009 bonus opportunity represents, were as follows:

Name	2008 Target Bonus Opportunity ($)		2009 Target Bonus Opportunity ($)		Percentage Change	Target Bonus Opportunity as a Percentage of 2009 Base Salary
S. David Passman III	N/A	(1)	$315,000		N/A	50%
Richard B. Hare	$150,000		$142,313		(5%)	45%
Fred W. Van Noy	$150,000		$157,500		5%	45%
Lee Champion	$100,000		$110,000		10%	40%
Gary F. Krannacker	$170,000		$61,500		(64%)	40%
Michael W. Patrick	$425,000		N/A	(2)	N/A	N/A

(1)	Mr. Passman was appointed our President and Chief Executive Officer on June 4, 2009.

(2)	Mr. Patrick, our former Chief Executive Officer, departed Carmike on January 19, 2009.

The Compensation and Nominating Committee allocates a percentage of the annual target cash incentive bonus opportunity to (i) financial-based performance criteria and (ii) operating performance criteria. During 2009, the percentage allocation between financial and operating criteria was determined at the discretion of the Compensation and Nominating Committee, in consultation with the Office of the Chairman. In 2009, the annual target cash incentive bonus opportunity was allocated 70% to financial-based performance criteria and 30% to operating performance criteria for Mr. Passman. The 2009 annual target bonus opportunity for Mr. Van Noy and Mr. Hare was allocated 85% to financial-based criteria and 15% to operating criteria. The 2009 annual target bonus opportunity for Mr. Champion was allocated 50% to financial-based criteria and 50% to operating criteria. The 2009 annual target bonus opportunity for Mr. Krannacker was allocated 100% to financial performance criteria. These various allocations reflected particular areas of financial and operational focus identified by management, the Compensation and Nominating Committee and the Board of Directors.

The Compensation and Nominating Committee also determined a payout formula: (i) for the financial-based bonuses, based on achieving a target financial metric (such as specified levels of EBITDA or expense reductions); and (ii) for the operational based bonuses, based on achieving specific operating goals. The payout formulas are typically weighted by the Compensation and Nominating Committee, to provide greater incentive for the senior executives to achieve the key performance goals identified by the Committee. In addition, as a condition to the payout of (i) 2009 non-EBITDA financial-based bonuses and (ii) 2009 operational criteria-based bonuses, Carmike was required to achieve a minimum level of EBITDA, which in 2009 equaled 85% of the 2009 Bonus EBITDA Target (as defined below). As described below, the Compensation and Nominating Committee has also provided for maximum levels of bonus opportunity in connection with the financial-based bonuses and threshold performance obligations which must be met prior to the payment of a bonus.

2009 Financial Performance Goals and Bonus

For 2009, a portion of the financial-based bonus for each NEO, other than Mr. Krannacker, was tied to the achievement of a targeted percentage of bonus adjusted EBITDA equal to $80.4 million, or the “2009 Bonus EBITDA Target.” For Messrs. Passman and Champion, 100% of the financial-based bonus was tied to the achievement of the 2009 Bonus EBITDA Target. For Messrs. Van Noy and Hare, 82% of the financial-based bonus was tied to the achievement of the 2009 Bonus EBITDA Target. For Mr. Krannacker, none of the financial-based bonus was tied to the achievement of the 2009 Bonus EBITDA Target. The Compensation and Nominating Committee selected the 2009 Bonus EBITDA Target utilizing Carmike’s 2009 fiscal year forecast and budget, previously approved by the Board of Directors in January 2009. Our bonus EBITDA for 2009 is different from EBITDA (which is defined as earnings before interest, taxes, depreciation and amortization) because we add back franchise and net worth taxes, extraordinary charges or losses, and restructuring charges, among other items. At the time it was established, the 2009 Bonus EBITDA Target was considered by management and the Board to be achievable, but doing so would require that we achieve the performance set forth in the January 2009 forecast and budget.

In January 2009, the Compensation and Nominating Committee established a 2009 Bonus EBITDA Target payout scale for NEOs which:

•	adjusts downward at a defined rate from a 100% payout (if our actual 2009 Bonus EBITDA equaled $80.4 million) to no payout (if our actual 2009 Bonus EBITDA equaled less than $68.3 million); or

•	adjusts upward at a defined rate from a 100% payout (if our actual 2009 Bonus EBITDA equaled $80.4 million) to a 150% payout (if our actual 2009 Bonus EBITDA equaled $100.5 million or more).

Based on our actual 2009 Bonus EBITDA of approximately $82 million and the EBITDA-based bonus payout scale described above, the NEOs (excluding Mr. Krannacker) earned 100% of the EBITDA-based portion of their 2009 financial bonus opportunity. Mr. Patrick was not eligible for a 2009 financial-based bonus.

The payout of 2009 non-EBITDA financial-based bonuses was also conditioned upon Carmike’s achievement of at least 85% of the 2009 Bonus EBITDA Target. If Carmike achieved less than 85% of the 2009 Bonus EBITDA Target, the NEOs would not have been entitled to the payment of a 2009 non-EBITDA financial-based bonus. If Carmike achieved greater than 85% but less than 100% of the 2009 Bonus EBITDA Target, each NEO’s 2009 non-EBITDA financial-based bonus payout would have been reduced by 50% (the “Adjustment”). However, given that Carmike achieved greater than 100% of the 2009 Bonus EBITDA Target, each NEO was eligible to receive a payout of their respective 2009 non-EBITDA financial-based bonus without application of the Adjustment.

Mr. Hare was eligible to receive a portion of his 2009 financial-based bonus, equal to 15% of his total 2009 cash incentive bonus opportunity (or approximately 18% of his financial-based bonus), based on achieving targeted general and administrative expenses of $17.5 million during 2009. This bonus adjusts downward at a defined rate from a 100% payout of $21,347 (if general and administrative expenses equaled approximately $17.5 million) to no payout (if general and administrative expenses equaled approximately $19.3 million or more). This bonus adjusts upward at a defined rate from a 100% payout of $21,347 (if general and administrative expenses equaled approximately $17.5 million) to a 150% payout (if general and administrative expenses equaled approximately $14.9 million or less). For 2009, our general and administrative expenses equaled $16.1 million and Mr. Hare achieved 120% of this non-EBITDA financial-based bonus, or a payout of $25,616.

Mr. Van Noy was eligible to receive a portion of his 2009 financial-based bonus, equal to 15% of his total 2009 bonus opportunity (or approximately 18% of his financial-based bonus), based on achieving targeted adjusted cash flow from selected theatres of approximately $1.3 million during 2009. This bonus adjusts downward at a defined rate from a 100% payout of $23,625 (if adjusted theatre cash flow equaled approximately $1.3 million) to no payout (if adjusted theatre cash flow equaled approximately $1.1 million or less). This bonus adjusts upward at a defined rate from a 100% payout of $23,625 (if adjusted theatre cash flow equaled approximately $1.3 million) to a 150% payout (if adjusted theatre cash flow equaled approximately $1.5 million or more). For 2009, Mr. Van Noy achieved 150% of this non-EBITDA financial-based bonus, or a payout of $35,438.

Mr. Krannacker was eligible to receive a portion of his 2009 financial-based bonus, equal to 50% of his total 2009 bonus opportunity based on achieving targeted adjusted theatre level cash flow of approximately $356.9 million during 2009. This bonus adjusts downward at a defined rate from a 100% payout of $30,750 (if adjusted theatre cash flow equaled approximately $356.9 million) to no payout (if adjusted theatre cash flow equaled approximately $355.1 million or less). This bonus adjusts upward at a defined rate from a 100% payout of $30,750 (if adjusted theatre cash flow equaled approximately $356.9 million) to a 150% payout (if adjusted theatre cash flow equaled approximately $359.4 million or more). For 2009, Mr. Krannacker achieved 110% of this non-EBITDA financial-based bonus, or a payout of $33,825.

Further, Mr. Krannacker was eligible to receive a portion of his 2009 financial-based bonus, equal to 25% of his total 2009 bonus opportunity, based on achieving targeted adjusted cash flow from selected theatres of approximately $1.3 million during 2009. This bonus adjusts downward at a defined rate from a 100% payout of $15,375 (if adjusted theatre cash flow equaled approximately $1.3 million) to no payout (if adjusted theatre cash flow equaled approximately $1.1 million or less). This bonus adjusts upward at a defined rate from a 100% payout of $15,375 (if adjusted theatre cash flow equaled approximately $1.3 million) to a 150% payout (if adjusted theatre cash flow equaled approximately $1.5 million or more). For 2009, Mr. Krannacker achieved 150% of this non-EBITDA financial-based bonus, or a payout of $23,063.

In addition, Mr. Krannacker was eligible to receive a portion of his 2009 financial-based bonus, equal to 25% of his total 2009 bonus opportunity, based on Carmike achieving certain concessions unit sales as a percentage of patrons. This bonus adjusts downward at a defined rate from a 100% payout of $15,375 to no payout, based on such sales as a percentage of patrons. This bonus adjusts upward at a defined rate from a 100% payout of $15,375 to a 150% payout, based on such sales as a percentage of patrons. For 2009, Mr. Krannacker achieved 90% of this non-EBITDA financial-based bonus, or a payout of $13,838.

The 2009 financial-based bonus amounts earned by the NEOs were as follows:

Name	2009 Financial Bonus Target ($)	Financial Bonus Target as a Percentage of 2009 Target Bonus Opportunity	2009 Financial Bonus Payout ($)	2009 Financial Bonus Payout as a Percentage of 2009 Financial Bonus Target
S. David Passman III	220,500	70%	220,500	100%
Richard B. Hare	120,966	85%	125,235	104%
Fred W. Van Noy	133,875	85%	145,688	109%
Lee Champion	55,000	50%	55,000	100%
Gary F. Krannacker	61,500	100%	70,726	115%
Michael W. Patrick (1)	N/A	N/A	N/A	N/A

(1)	Mr. Patrick departed Carmike on January 19, 2009 and therefore was not eligible for any 2009 financial-based bonus.

2009 Operating Objectives and Bonus

In March 2009, the Compensation and Nominating Committee also approved the operating bonus targets for each NEO (except Mr. Krannacker, who did not have operating bonus targets). These operating bonus targets were tied to the achievement of key operating objectives identified by the Compensation and Nominating Committee, including objectives relating to the following:

•	for Messrs. Passman and Van Noy, the supervision and performance of direct reports; and

•

for Mr. Hare, meeting individual performance criteria (including such items as the successful oversight of key finance and accounting employee objectives) established by the Audit Committee, or “Audit Committee Individual Performance Criteria;” and

•	for Mr. Champion, the completion of various real estate-related transactions.

Mr. Passman was eligible to receive 100% of his 2009 operating based bonus, or $94,500, equal to 30% of his 2009 target bonus opportunity, based on the achievement of the 2009 operating bonus performance goals by the Chief Financial Officer and the Chief Operating Officer. This bonus adjusts downward at a defined rate from a 100% payout of $94,500 (if the average of the non-EBITDA bonuses of his direct reports equaled 100% of their target amounts) to no payout (if the average of the non-EBITDA bonuses of his direct reports equaled 40% or less than their target amounts). This bonus adjusts upward at a defined rate from a 100% payout of $94,500 (if the average of the non-EBITDA bonuses of his direct reports equaled 100% of their target amounts) to a 150% payout (if the average of the non-EBITDA bonuses of his direct reports equaled 150% or more than their target amounts). For 2009, Mr. Passman received $47,250, based on the successful attainment of 50% of the non-EBITDA bonuses by the Chief Financial Officer and the Chief Operating Officer in the aggregate.

Mr. Van Noy was eligible to receive 100% of his 2009 operating based bonus, or $23,625, equal to 15% of his 2009 target bonus opportunity, based on the achievement of the 2009 operating bonus performance goals by the Vice President, General Manager Theatre Operations and the Vice President of Film. This bonus adjusts downward at a defined rate from a 100% payout of $23,625 (if the average of the non-financial bonuses of his direct reports equaled 100% of their target amounts) to no payout (if the average of the non-financial bonuses of his direct reports equaled 40% or less than their target amounts). This bonus adjusts upward at a defined rate from a 100% payout of $23,625 (if the average of the non-financial bonuses of his direct reports equaled 100% of their target amounts) to a 150% payout (if the average of the non-financial bonuses of his direct reports equaled 150% or more than their target amounts). For 2009, Mr. Van Noy did not receive any of the operating based bonus, since none of his direct reports met the criteria for the payment of the operating bonus.

Mr. Hare was eligible to receive 100% of his 2009 operating based bonus, or $21,347, equal to 15% of his 2009 target bonus opportunity, based on achievement of the Audit Committee Individual Performance Criteria. This bonus adjusts downward from a 100% payout of $21,347 (if Mr. Hare’s evaluation exceeded expectations) to no payout (if Mr. Hare failed to meet expectations). This bonus adjusts upward from a 100% payout of $21,347 (if Mr. Hare’s evaluation exceeded expectations) to a 125% payout (if Mr. Hare’s evaluation substantially exceeded expectations). For 2009, Mr. Hare received $21,347, based on achievement of the Audit Committee Individual Performance Criteria.

Mr. Champion was eligible to receive approximately 50% of his 2009 non-financial based bonus, or $27,500, equal to 25% of his 2009 target bonus opportunity, based on achieving a target value of real estate properties sold of $10 million. This bonus adjusts downward at a defined rate from a 100% payout (if the value of real estate properties sold equaled $10 million) to no payout (if the value of real estate properties sold equaled less than $6 million). This bonus adjusts upward at a defined rate from a 100% payout (if the value of real estate properties sold equaled $10 million) to a 150% payout if the value of real estate properties sold equaled $13 million or more). In addition, Mr. Champion was eligible to receive approximately 50% of his 2009 non-financial based bonus, or $27,500, equal to 25% of his 2009 target bonus opportunity, based on achieving a target of five build-to-suit development agreements. This bonus adjusts downward at a defined rate from a 100% payout (if there are five build-to-suit development agreements) to no payout (if there are less than three build-to-suit development agreements). This bonus adjusts upward at a defined rate from a 100% payout (if there are five build-to-suit development agreements) to a 150% payout (if there are seven or more build-to-suit development agreements). For 2009, Mr. Champion did not achieve the minimum amount of real property sales or the minimum amount of targeted build-to-suit development agreements required to receive the 2009 non-financial based bonus.

Mr. Krannacker was not eligible to receive a 2009 operating based bonus because 100% of his bonus was based on financial-based targets.

The payout of 2009 operating bonuses was also conditioned upon Carmike’s achievement of at least 85% of the 2009 Bonus EBITDA Target. If Carmike achieved less than 85% of the 2009 Bonus EBITDA Target, the NEOs would not have been entitled to the payment of a 2009 operating bonus. If Carmike achieved greater than 85% but less than 100% of the 2009 Bonus EBITDA Target, each NEO’s 2009 operating bonus payout would have been reduced by 50% (the “Operating Adjustment”). However, given that Carmike achieved greater than 100% of the 2009 Bonus EBITDA Target, each NEO was eligible to receive a payout of their respective 2009 operating bonus without application of the Operating Adjustment.

Based upon the achievement of applicable performance objectives described above, the NEOs earned the following operating bonus amounts in 2009:

Name	2009 Operating Bonus Target ($)	Bonus Target as a Percentage of 2009 Target Bonus Opportunity	2009 Operating Bonus Payout ($)	2009 Operating Bonus Payout as a Percentage of 2009 Operating Bonus Target
S. David Passman III	94,500	30%	47,250	50%
Richard B. Hare	21,347	15%	21,347	100%
Fred W. Van Noy	23,625	15%	—	—
Lee Champion	55,000	50%	—	—
Gary F. Krannacker	—	—	—	—
Michael W. Patrick (1)	N/A	N/A	N/A	N/A

(1)	On January 19, 2009, Mr. Patrick departed Carmike and therefore was not eligible for a 2009 operating bonus.

Total 2009 Bonus Payout

The total 2009 bonuses paid to the NEOs (which equals the sum of the 2009 financial-based bonus and the 2009 operating bonus) were as follows:

Name	2009 Target Bonus Opportunity ($)	2009 Total Bonus Payout ($)	2009 Total Bonus Payout as a Percentage of 2009 Target Bonus Opportunity
S. David Passman III	315,000	267,750	85%
Richard B. Hare	142,313	146,582	103%
Fred W. Van Noy	157,500	145,688	93%
Lee Champion	110,000	55,000	50%
Gary F. Krannacker	61,500	70,725	115%
Michael W. Patrick (1)	N/A	N/A	N/A

(1)	On January 19, 2009, Mr. Patrick departed Carmike and therefore was not eligible for a 2009 bonus.

Deferred Compensation Program

Carmike has maintained a funded deferred compensation program for a number of its senior executives, including Messrs. Passman, Hare, Van Noy and Champion, or the “Participating NEOs,” pursuant to which Carmike pays additional cash compensation equal to 10% of the executives’ cash salary and actual cash bonus. This non-qualified deferred compensation program is designed to provide retirement savings for senior executives which are protected from Carmike’s creditors. Carmike directs this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. Each senior executive who participates in the deferred compensation program is taxed on the amount contributed on his behalf to his individual retirement account and to the trust. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant. The amounts earned during 2009 by the Participating NEOs pursuant to the deferred compensation program are shown below in the Summary Compensation Table and the Deferred Compensation Table.

Mr. Krannacker is not a participant in the deferred compensation program described above; rather, Carmike contributed additional cash compensation equal to 5% of his annual taxable cash compensation into his individual retirement account. The amount earned during 2009 by Mr. Krannacker pursuant to this contribution is shown below in the Summary Compensation Table and the Deferred Compensation Table.

Long-Term Incentives

Upon our emergence from Chapter 11 bankruptcy reorganization in January 2002, our Board of Directors approved a management incentive plan (the “2002 Stock Plan”) and authorized 1,000,000 shares for future issuance. In an effort to retain Carmike’s senior management following emergence from bankruptcy, we granted 780,000 shares of restricted stock to Mr. Patrick (pursuant to his employment agreement) and another 220,000 shares of restricted stock to a group of seven other members of senior management. The 780,000 shares of restricted stock granted to Mr. Patrick vested ratably on January 31, 2005, 2006 and 2007. The 220,000 shares of restricted stock, however, were earned by the other members of senior management as the executive achieved specific performance goals during 2002, 2003 and 2004. The shares of restricted stock earned by senior management during 2002, 2003 and 2004 vested on January 31, 2005, 2006 and 2007, respectively, if, with certain exceptions, the executive remained one of our employees.

From time to time we awarded equity-based long-term incentives to employees for retention purposes or in connection with hiring new key employees, and had not considered these grants as a component of annual compensation but rather as long-term incentive compensation designed to compensate a senior executive, generally over a three-year period. Therefore, following the vesting of the 2002 Stock Plan awards to senior executives, and in furtherance of this approach on three-year-based long-term incentive equity compensation, the Compensation and Nominating Committee (on April 13, 2007) approved new grants of restricted stock and stock options as described in more detail below.

In February 2010, our Compensation and Nominating Committee, upon advice received from management’s compensation consultant and the Committee’s independent compensation consultant, determined to end Carmike’s practice of granting long-term equity incentive compensation designed to compensate executives over a three-year period. Effective in 2010, the Compensation and Nominating Committee adopted an equity-based long-term incentive compensation program that grants annual awards. The Compensation and Nominating Committee believes that an annual award program more closely aligns Carmike with competitive practices and will enhance the Committee’s ability to monitor and manage equity grants as a component of compensation.

In connection with this annual award program, the Compensation and Nominating Committee approved, effective March 3, 2010, the grant of options to purchase 158,500 shares of our Common Stock, at an exercise price of $10.92 per share, 51,500 shares of time-vested restricted stock and up to 68,000 shares of performance-based restricted stock to a group of eight senior executives, including the NEOs other than Mr. Patrick. One third of these options will vest on each of March 3, 2011, March 3, 2012 and March 3, 2013. The restricted stock will vest on March 3, 2013. The performance-based restricted stock will be granted ratably based on the achievement of an EBITDA target for fiscal 2010, ranging from a grant of 34,000 shares for achievement of 85% of the EBITDA target to 68,000 shares for the achievement of 100% of the EBITDA target. Once granted, any performance-based restricted stock will vest on March 3, 2013.

Currently, any equity-based awards granted by the Compensation and Nominating Committee are granted pursuant to the 2004 Incentive Stock Plan. The 2004 Incentive Stock Plan was originally approved by our stockholders in May 2004 and amendments were approved by our stockholders in May 2008. The primary purpose of the 2004 Incentive Stock Plan is (i) to attract and retain eligible employees and outside directors of Carmike, (ii) to provide an incentive to eligible employees and outside directors to work to increase the value of our Common Stock, and (iii) to provide eligible employees and outside directors with a stake in the future of Carmike which corresponds to the stake of each of our stockholders. The 2004 Incentive Stock Plan is administered by the Compensation and Nominating Committee. Each grant under the 2004 Incentive Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Compensation and Nominating Committee deems necessary or appropriate. The 2004 Incentive Stock Plan provides for the grant of options to purchase Common Stock, grants of shares of Common Stock, stock units, and stock appreciation rights to certain eligible employees and to outside directors. A description of the effects of a change in control on grants made pursuant to the 2004 Incentive Stock Plan is contained below under the heading “Potential Payments Upon Termination or Change in Control.”

Stock Option Awards

In the years following our reorganization, stock options were generally not a major component of our compensation packages, in part due to the restricted stock grants awarded to senior executives in 2002. For example, prior to April 2007 we had not issued stock options to any of our employees since December 2003. However, the Compensation and Nominating Committee believes that stock option awards can provide a link to company performance and maximizing stockholder value. In consideration of this principle and in connection with the final vesting of the 2002 restricted stock grants in January 2007, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 260,000 stock options, at an exercise price equal to $25.95 per share, to a group of eight senior executives (including 40,000 stock options to each of Messrs. Patrick, Van Noy, Hare and Champion and 30,000 options to Mr. Krannacker) on April 13, 2007.

The April 13, 2007 stock option grants were specifically meant to enhance stockholder value as one-third of these stock options will vest when we achieve an increase in the trading price of our Common Stock (above the $25.95 exercise price) equal to 25%, 30% and 35%, respectively. Information on past awards to the NEOs is shown in the Outstanding Equity Awards at 2009 Fiscal Year-End Table below. Given our stock price performance following these grants, none of these options have vested.

Following Mr. Passman’s appointment as Chief Executive Officer (pursuant to which he was awarded options to purchase 200,000 shares of Common Stock at $8.46 per share), the Compensation and Nominating Committee awarded additional options to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $8.38 per share, to a group of seven senior executives on July 6, 2009 (including 50,000 options to Mr. Van Noy, 45,000 options to Mr. Hare, 35,000 options to Mr. Champion and 20,000 options to Mr. Krannacker). The purpose of the July 2009 option award was to retain and incentivize key members of senior management in light of Carmike’s senior management changes and the value of options granted in April 2007. Each of these awards was made pursuant to the 2004 Incentive Stock Plan. One-third of the options granted to Mr. Passman and the other senior executives vest on each of the first, second and third anniversaries of the grant date.

The Compensation and Nominating Committee determined the amount and vesting terms of the options granted to Mr. Passman in June 2009 (pursuant to the terms of his employment agreement) in consultation with the Committee’s independent compensation consultant. Mr. Passman provided the Compensation and Nominating Committee with a recommendation on the amounts and vesting provisions of the July 2009 option award for senior management based on advice and recommendations from management’s compensation consultant, Pearl Meyer & Partners. In awarding the 200,000 options to members of senior management in July 2009, the Compensation and Nominating Committee considered, among other items, Carmike’s historical average grant rate, the impact of the award on the future shares available for issuance under the 2004 Incentive Stock Plan, competitive grant values and internal equity among members of senior management.

Restricted Stock Awards

We have used restricted stock awards to provide compensation that promotes our long-term financial interests, by creating both real ownership that encourages senior executives to think and act like stockholders and as a competitive retention and recruitment vehicle. Our restricted stock awards to senior executives generally vest over a three-year period following the grant. The recipients of restricted stock awards are entitled to receive ordinary cash dividends on and to vote such shares of restricted stock.

On April 13, 2007, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 156,000 shares of restricted stock to a group of 48 employees (including 10,000 shares of restricted stock to each of Messrs. Patrick, Van Noy, Hare and Champion and 7,500 shares of restricted stock to Mr. Krannacker). Subsequent to these grants, 19,500 shares of restricted stock have been forfeited by certain employees, including Mr. Patrick’s 10,000 restricted shares. The remaining 136,500 shares of restricted stock will vest in full on April 13, 2010. Information regarding awards of restricted stock granted in 2007 to the NEOs is contained below in the Summary Compensation Table.

Pursuant to the terms of Mr. Passman’s employment agreement, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 50,000 shares of restricted stock to Mr. Passman upon being named President and Chief Executive Officer on June 4, 2009. One-third of Mr. Passman’s restricted stock will vest on each of the first, second and third anniversaries of the grant date. The Compensation and Nominating Committee determined the amount and vesting terms of the restricted stock grant based upon its experience and judgment and in consultation with the Committee’s independent compensation consultant.

Perquisites

We provide perquisites to our senior executive officers, including the personal use of a company-owned automobile, club membership dues, tax preparation assistance and life and health insurance premiums. In addition, our former Chief Executive Officer received reimbursement for certain medical expenses. Information on the aggregate incremental cost to us of providing these benefits and perquisites to the NEOs in 2009 is shown in the Summary Compensation Table below.

Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Passman effective June 4, 2009, which was amended on March 29, 2010. The agreement sets forth Mr. Passman’s annual base salary, annual bonus and the terms of his June 2009 equity incentive award. A description of Mr. Passman’s employment agreement is contained below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—S. David Passman III Employment Agreement.”

Separation Agreements

We have entered into separation agreements with each of Messrs. Van Noy, Hare, Krannacker and Champion. We have also entered into an employment agreement with Mr. Passman which contains the terms of any potential separation. These agreements provide a range of benefits to the executive if we at any time terminate the executive without cause or if the executive resigns for good reason in anticipation of or during the two-year period following a change in control. A description of these agreements is contained below under the heading “Potential Payments Upon Termination or Change in Control.” We have entered into these separation agreements as a means to retain our most senior executives, for such circumstances and in connection with such transactions when their services are most critical, by creating a mechanism that helps to eliminate the uncertainties and concerns which may arise in anticipation of or following a change in control.

In February 2009, in connection with Mr. Patrick’s departure from Carmike, we entered into a separation agreement and general release with Mr. Patrick. A description of Mr. Patrick’s separation agreement and general release and the amounts paid to him is contained below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Michael W. Patrick Separation Agreement.”

Insider Trading Policy

We have implemented a written insider trading compliance policy which includes our policies with respect to stock ownership, retention, hedging, derivatives and margin transactions. We expect our employees, officers and directors not to engage in speculative transactions that are designed to result in profit based on short-term fluctuations in the price of our securities.

Tax Implications of Executive Compensation

Section 162(m) of the Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which equity-based awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the Compensation and Nominating Committee, and certification by the Committee that performance standards were satisfied. Prior to stockholder approval of the Bonus Program on May 18, 2007, our annual cash incentive compensation for NEOs had not been structured to qualify under Section 162(m); however, going forward our Bonus Program is structured to qualify our annual cash incentive compensation as performance-based.

While the Compensation and Nominating Committee intends to structure annual incentive compensation for our Chief Executive Officer and other executives as performance-based compensation to the extent practicable going forward, the Committee’s primary focus has been, and will continue to be, on compensating our Chief Executive Officer and other executives on a basis which the Committee determines will most likely best serve our long-term business interests. However, the extent to which we can deduct the compensation paid to an executive will only be one of many factors taken into account in making such determination.

Summary

The Compensation and Nominating Committee believes that our compensation strategy has been effective in rewarding executives appropriately, and in attracting and retaining highly qualified key executives. The Compensation and Nominating Committee continues to monitor competitive industry compensation practices and our specific financial and operating goals, and may adopt changes to its approach and policies in response to changes in industry practice or company goals as it deems desirable or necessary.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)
S. David Passman III	2009	360,634	—	423,000	1,064,509	267,750	—	91,951	(7)	2,207,844
President and Chief Executive Officer (6)

Richard B. Hare	2009	316,250	—	—	237,356	146,582	—	50,682	(7)	750,870
Senior Vice President — Finance, Treasurer and Chief Financial Officer	2008	316,250	—	—	—	113,250	—	44,876	(8)	474,376
	2007	316,250	—	258,500	219,978	56,250	794	56,899	(9)	908,671

Fred W. Van Noy	2009	350,000	—	—	263,729	145,688	66,849	47,678	(7)	873,944
Senior Vice President and Chief Operating Officer	2008	350,000	—	—	—	22,500	—	41,377	(8)	413,877
	2007	350,000	—	258,500	219,978	37,500	2,547	63,983	(9)	932,508

Lee Champion	2009	285,312	—	—	184,610	55,000	9,175	43,013	(7)	577,110
Senior Vice President, General Counsel and Secretary	2008	316,250	—	—	—	55,000	—	44,841	(8)	416,091
	2007	316,250	—	258,500	219,978	55,625	1,357	36,465	(9)	888,175

Gary F. Krannacker	2009	151,250	—	—	105,492	70,278	—	11,336	(10)	338,356
Vice President, General Manager Theater Operations	2008	143,750	—	—	—	37,150	—	11,358	(10)	192,258
	2007	143,750	—	194,625	164,983	33,750	—	11,579	(10)	548,687

Michael W. Patrick	2009	48,496	—	—	—	—	61,475	5,989,619	(7)(12)	6,099,590
Former President, Chief Executive Officer and Chairman of the Board of Directors (11)	2008	850,000	—	—	—	—	—	109,271	(8)	959,271
	2007	850,000	—	258,500	219,978	53,125	18,565	754,639	(9)	2,154,807

(1)	The value of stock awards equals the fair value at grant date. The value is calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions made in connection with the valuation of these awards are described in Note 9 to the notes to our consolidated financial statements in our 2009 and 2008 Annual Reports on Form 10-K and in Note 10 to the notes to our consolidated financial statements in our 2007 Annual Report on Form 10-K.

(2)	The value of stock options equals the fair value at grant date. The value is calculated in accordance with ASC 718. The assumptions made in connection with the valuation of these awards are described in Note 9 to the notes to our consolidated financial statements in our 2009 and 2008 Annual Reports on Form 10-K and in Note 10 to the notes to our consolidated financial statements in our 2007 Annual Report on Form 10-K.

(3)	Equals amounts paid to the NEOs pursuant to our cash Bonus Program comprised of (a) the 2009, 2008 and 2007 financial performance bonus payouts, as applicable and (b) the 2009, 2008 and 2007 operating bonus payouts, as applicable. The 2009 payouts are described above under the heading “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Incentive Bonuses—Annual Executive Bonus Program.”

(4)	The Company maintains a deferred compensation program for a number of its senior executives, including Messrs. Passman, Patrick, Hare, Van Noy and Champion, pursuant to which it pays additional cash compensation equal to 10% of the individual’s annual taxable compensation, which until July 1, 2007 included equity-based compensation. The Company directs this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant. The amounts set forth in the table equal all of the earnings on the assets held in the trust in 2007 and 2009, respectively (not just above-market earnings) and do not include earnings on amounts held in the participants’ individual retirement account. There were no earnings on the assets held in the trust in 2008.

(5)	The amounts set forth in the “All Other Compensation” column include the following perquisites for 2009: Mr. Passman earned $2,838 for group term life insurance premiums, $5,363 for the personal use of a company-provided automobile, $23,142 for relocation expenses, and $24,186 for club membership dues; Mr. Hare earned $660 for group term life insurance premiums, $2,298 for the personal use of a company-provided automobile and $4,775 for club membership dues; Mr. Van Noy earned $1,518 for group term life insurance premiums, $848 for the personal use of a company-provided automobile and $8,062 for club membership dues; Mr. Champion earned $2,838 for group term life insurance premiums, $5,777 for the personal use of a company-provided automobile and $367 for club membership dues; Mr. Krannacker earned $945 for group term life insurance premiums and $860 for the personal use of a company-provided automobile; and Mr. Patrick earned $52,005 for the value of the company automobile received in accordance with the separation agreement and $11,364 for club membership dues.

(6)	Mr. Passman was appointed our President and Chief Executive Officer on June 4, 2009. This table does not include compensation paid to Mr. Passman, in his capacity as a director, prior to his appointment as President and Chief Executive Officer. These amounts are included in the “Director Compensation” table below.

(7)	Pursuant to our deferred compensation program in 2009, the applicable NEOs earned the following amounts which are included in the “All Other Compensation” column above: Mr. Passman $36,422; Mr. Patrick $21,250; Mr. Hare $42,949; Mr. Van Noy $37,250; and Mr. Champion $34,031. The deferred compensation program is discussed further below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(8)	Pursuant to our deferred compensation program in 2008, the applicable NEOs earned the following amounts which are included in the “All Other Compensation” column above: Mr. Patrick $88,188; Mr. Hare $36,459; Mr. Van Noy $37,875; and Mr. Champion $36,397. The deferred compensation program is discussed further below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(9)	Pursuant to our deferred compensation program in 2007, the applicable NEOs earned the following amounts which are included in the “All Other Compensation” column above: Mr. Patrick $738,908; Mr. Hare $40,818; Mr. Van Noy $61,484; and Mr. Champion $33,072. Mr. Patrick’s amount includes $580,840 earned by Mr. Patrick in 2007 (pursuant to the deferred compensation arrangement) attributable to 260,000 shares of restricted stock which vested on January 31, 2007 pursuant to Mr. Patrick’s employment agreement, effective as of January 31, 2002. The deferred compensation program is discussed further below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(10)	Includes $9,531 for 2009, $9,578 for 2008 and $9,577 for 2007 contributed by Carmike as additional cash compensation, equal to 5% of Mr. Krannacker’s annual taxable cash compensation to his individual retirement account. This payment is described below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based-Awards Table—Deferred Compensation Program.”

(11)	Mr. Patrick, our former President, Chief Executive Officer and Chairman of the Board of Directors, departed Carmike on January 19, 2009.

(12)	Includes the following payments made and benefits granted under our separation agreement with Mr. Patrick: a lump sum cash payment of $5 million in the third quarter of 2009, continuation of medical benefits and group life insurance coverage, valued at $55,000, until January 2012 and the payment, should Mr. Patrick die on or before January 31, 2012, of the sum of $850,000 to Mr. Patrick’s surviving spouse or other designated beneficiary.

Grants of Plan-Based Awards in 2009

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
S. David Passman III (2)	6/4/2009	—	—	—	—		200,000	(3)	8.46	423,000	(4)
	6/4/2009	—	—	—	50,000	(3)	—		—	1,064,509	(5)
	—	47,250	315,000	425,250	—		—		—	—
Richard B. Hare	7/6/2009	—	—	—	—		45,000	(6)	8.46	237,356	(4)
	—	12,808	142,313	208,132	—		—		—	—
Fred W. Van Noy	7/6/2009	—	—	—	—		50,000	(6)	8.46	263,729	(4)
	—	11,813	157,500	236,250	—		—		—	—
Lee Champion	7/6/2009	—	—	—	—		35,000	(6)	8.46	184,610	(4)
	—	8,250	110,000	165,000	—		—		—	—
Gary F. Krannacker	7/6/2009	—	—	—	—		20,000	(6)	8.46	105,492	(4)
	—	7,688	61,500	92,250	—		—		—	—
Michael W. Patrick	—	—	—	—	—		—		—	—

(1)	Represents threshold, target and maximum award opportunities payable to each NEO pursuant to the 2009 cash Bonus Program discussed above under the heading “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Incentive Bonuses—Annual Executive Bonus Program.” The amounts presented include both the possible 2009 financial-based bonus opportunity and the possible 2009 operating bonus opportunity.

(2)	This table does not include grants of plan-based awards to Mr. Passman, in his capacity as a director, prior to his appointment as President and Chief Executive Officer. These awards are included in the “Director Compensation” table below.

(3)	On June 4, 2009, the Compensation and Nominating Committee awarded 50,000 shares of restricted stock and options to purchase 200,000 shares of Common Stock upon Mr. Passman being named President and Chief Executive Officer.

(4)	In accordance with ASC 718, the fair market value of option awards on the grant date is calculated using the Black-Scholes option pricing model.

(5)	In accordance with ASC 718, the fair market value of restricted stock awards on the grant date is calculated using the closing price on the date of the grant as reported on the NASDAQ global market.

(6)	On July 6, 2009, the Compensation and Nominating Committee awarded options to purchase 150,000 shares of Common Stock to Messrs. Hare, Van Noy, Champion and Krannacker. One-third of the options will vest annually on July 6, 2010, July 6, 2011 and July 6, 2012, respectively.

Narrative Disclosure to Summary Compensation Table and

Grants of Plan-Based Awards Table

S. David Passman III Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Passman effective June 4, 2009 (the “Commencement Date”), which was amended on March 29, 2010. The agreement provides for an initial term of three years which will be automatically extended for one additional year on the second anniversary of the Commencement Date and for one additional year on each anniversary of the Commencement Date thereafter unless we, at least ninety days prior to any anniversary date, give written notice to Mr. Passman that there will be no such extension.

The agreement provides that Mr. Passman will receive an annual base salary of $630,000 subject to annual review for adjustment, and will be eligible to receive an annual bonus with a target amount of 50% of base salary (or such higher percentage as the Compensation and Nominating Committee may determine) and a maximum amount of 150% of base salary. The actual amount of the annual bonus will be determined by the Compensation and Nominating Committee based upon Mr. Passman’s achievement of bonus goals and our and Mr. Passman’s performance for the relevant year. The agreement also provided for certain long term equity incentive grants that were made to Mr. Passman on June 4, 2009, as described below.

Mr. Passman’s employment agreement also contains provisions regarding payments upon a termination or change in control. A description of these provisions is contained below under the heading “Potential Payments Upon Termination or Change in Control.”

Michael W. Patrick 2009 Separation Agreement

On January 19, 2009, Mr. Patrick departed Carmike. In February 2009, Carmike and Mr. Patrick entered into a separation agreement and general release (the “Patrick Separation Agreement”) setting forth the terms of his departure. Pursuant to the Patrick Separation Agreement, Carmike made a lump sum cash payment to Mr. Patrick of $5 million in the third quarter of 2009. Mr. Patrick will continue to receive medical benefits and group life insurance coverage, valued at $55,000, until January 2012. Should Mr. Patrick die on or before January 31, 2012, Carmike will pay the sum of $850,000 to Mr. Patrick’s surviving spouse or other designated beneficiary.

Pursuant to the Patrick Separation Agreement, Mr. Patrick resigned from Carmike’s Board of Directors effective February 20, 2009. Mr. Patrick agreed to make himself reasonably available to Carmike, at Carmike’s request, to consult on business issues, for up to ten hours per month, until the 2009 Annual Meeting of Stockholders.

Mr. Patrick and Carmike have provided a mutual general release from any and all claims relating to Mr. Patrick’s employment. Further, until January 19, 2011, Mr. Patrick has agreed:

•	not to compete with Carmike in any of the 36 states identified in the Separation Agreement;

•	not to hire or solicit certain of Carmike’s key employees; and

•	not to solicit certain of Carmike’s investors, customers or vendors.

Mr. Patrick has also agreed to a standstill provision, providing, among other things, that he will not:

•	without the prior approval of the Board of Directors purchase any voting securities of Carmike or take certain other actions affecting the control of Carmike until January 19, 2012; or

•	sell or otherwise dispose of his current equity interests in Carmike until August 20, 2010.

The consideration payable to Mr. Patrick under the Patrick Separation Agreement was based on the terms of his then-existing employment agreement and the other agreements contained in the Patrick Separation Agreement, including the mutual release, the non-compete and the standstill provisions. Further, Carmike sought to avoid the cost and distraction which could be anticipated absent a negotiated resolution of Mr. Patrick’s departure.

Equity-Based Awards

On June 4, 2009, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 50,000 shares of restricted stock and 200,000 stock options, at an exercise price equal to $8.46 per share, to Mr. Passman, pursuant to the terms of his employment agreement. One-third of Mr. Passman’s options and restricted stock will vest on each of the first, second and third anniversaries of the grant date.

On July 6, 2009, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 200,000 stock options, at an exercise price equal to $8.38 per share, to a group of seven senior executives (including 50,000 stock options to Mr. Van Noy, 45,000 stock options to Mr. Hare, 35,000 stock options to Mr. Champion and 20,000 stock options to Mr. Krannacker). One-third of the senior executives’ options will vest on each of the first, second and third anniversaries of the grant date.

Deferred Compensation Program

As discussed above under the heading “Compensation Discussion and Analysis—Components of Executive Compensation—Deferred Compensation Program,” we maintain a funded deferred compensation program for a number of our senior executives, including Messrs. Passman, Patrick, Hare, Van Noy and Champion, pursuant to which we pay additional cash compensation equal to 10% of the executive’s cash salary and actual cash bonus. Prior to July 1, 2007, we paid additional cash compensation equal to 10% of the executives’ annual taxable compensation, including equity-based compensation. We direct this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. This additional cash compensation is included in each participant’s taxable income for the year in which it is paid. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Amounts earned by Messrs. Passman, Patrick, Hare, Van Noy and Champion during 2009 are set forth above in the Summary Compensation Table in the “All Other Compensation” column and in the table below under the heading “Nonqualified Deferred Compensation.”

Mr. Krannacker is not a participant in the deferred compensation program described above; rather, Carmike contributed additional cash compensation equal to 5% of his annual taxable cash compensation into his individual retirement account. These payments are contained in the table below under the heading “Nonqualified Deferred Compensation.”

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards							Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
S. David Passman III (7)	5,000 —	— 200,000 —	(2)	— — —		21.40 8.46 —	6/2/13 6/4/19 —	— — 50,000	(5)	— — 378,000
Richard B. Hare	— — —	— 45,000 —	(3)	40,000 — —	(4)	25.95 8.38 —	4/13/17 7/6/19 —	— — 10,000	(6)	— — 75,600
Fred W. Van Noy	50,000 35,000 — — —	— — — 50,000 —	(3)	— — 40,000 — —	(4)	21.79 35.63 25.95 8.38 —	3/7/13 12/18/13 4/13/17 7/6/19 —	— — — — 10,000	(6)	— — — — 75,600
Lee Champion	— — —	— 35,000 —	(3)	40,000 — —	(4)	25.95 8.38 —	4/13/17 7/6/19 —	— — 10,000	(6)	— — 75,600
Gary F. Krannacker	35,000 — — —	— — 20,000 —	(3)	— 30,000 — —	(4)	35.63 25.95 8.38 —	12/18/13 4/13/17 7/6/19 —	— — — 7,500	(6)	— — — 56,700
Michael W. Patrick	—	—		—		—	—	—		—

(1)	The aggregate market value of shares of restricted stock is determined by multiplying the number of unvested shares of restricted stock by the closing market price for our Common Stock on December 31, 2009 of $7.56 per share.

(2)	One-third of these options will vest on each of June 4, 2010, June 4, 2011 and June 4, 2012.

(3)	One-third of these options will vest on each of July 6, 2010, July 6, 2011 and July 6, 2012.

(4)	One-third of these options will vest when Carmike achieves an increase in the trading price of its Common Stock (above the $25.95 exercise price) equal to 25%, 30% and 35%, respectively.

(5)	One-third of Mr. Passman’s restricted stock will vest on each of June 4, 2010, June 4, 2011 and June 4, 2012.

(6)	These shares of restricted stock will vest on April 13, 2010.

(7)	This table contains information regarding awards granted to Mr. Passman as our Chief Executive Officer and President. Information regarding awards granted to Mr. Passman, in his capacity as a director, prior to his appointment as our President and Chief Executive Officer, is contained in the “Director Compensation” table below under the heading “Compensation of Directors.”

Option Exercises and Stock Vested

For the Fiscal Year Ended December 31, 2009

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
S. David Passman III (1)	—	—	—			—
Richard B. Hare	— —	— —	2,500 1,668	(2) (4)	$ $	6,200 16,797	(3) (5)
Fred W. Van Noy	—	—	—			—
Lee Champion	—	—	—			—
Gary F. Krannacker	—	—	—			—
Michael W. Patrick	—	—	—			—

(1)	This table contains information regarding awards granted to Mr. Passman as our Chief Executive Officer and President. Information regarding awards granted to Mr. Passman, in his capacity as a director, prior to his appointment as our President and Chief Executive Officer, is contained in the “Director Compensation” table below under the heading “Compensation of Directors.”

(2)	These shares of restricted stock vested on March 27, 2009.

(3)	The value is calculated by multiplying the number of shares of restricted stock by the closing market price for our Common Stock on March 27, 2009, the vesting date, of $2.48.

(4)	These shares of restricted stock vested on August 30, 2009.

(5)	The value is calculated by multiplying the number of shares of restricted stock by the closing market price for our Common Stock on August 30, 2009, the vesting date, of $10.07.

Nonqualified Deferred Compensation

Carmike has maintained a funded deferred compensation program for a number of its senior executives, including Messrs. Passman, Hare, Van Noy and Champion, pursuant to which Carmike pays additional cash compensation equal to 10% of the executive’s cash salary and actual cash bonus. Prior to July 1, 2007, we paid additional cash compensation equal to 10% of the executives’ annual taxable compensation, including equity-based compensation.

We direct this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. This additional cash compensation is included in each participant’s taxable income for the year in which it is paid. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Mr. Krannacker is not a participant in the deferred compensation program described above; rather, Carmike contributed additional cash compensation equal to 5% of his annual taxable cash compensation into his individual retirement account.

Name	Executive Contributions in Last FY ($)	Registrant Contributions Earned in Last FY ($) (1)		Aggregate Earnings on all Assets Held in Trust During Last FY ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance of all Assets Held in Trust at Last FYE ($) (3)
S. David Passman III	—	36,422		—	—	13,039
Richard B. Hare	—	42,949		(745)	—	70,788
Fred W. Van Noy	—	37,250		66,849	—	371,037
Lee Champion	—	34,031		9,175	—	96,616
Gary F. Krannacker	—	9,531	(4)	N/A	N/A	N/A
Michael W. Patrick	—	21,250		61,475	—	1,320,917

(1)	These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	The trustee invests the trust assets in securities and other property in its discretion, considering the probable income from and safety of such investments. The amounts set forth in this column equal the gains and losses on the assets held in the trust during 2009. If there were no earnings on the assets held in trust during 2009, the amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(3)	The aggregate balance of all assets held in trust set forth in this column does not include amounts held in the NEO’s individual retirement account.

(4)	Carmike contributed $9,531 as additional cash compensation, equal to 5% of Mr. Krannacker’s annual taxable cash compensation, to his individual retirement account.

Potential Payments upon Termination or Change in Control

The discussion below describes the amounts payable to the NEOs, other than Mr. Patrick, in the event of a termination of the executive’s employment or in connection with a change in control. The amounts shown assume that such termination or change in control was effective as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination or in connection with a change in control. The actual amounts to be paid can only be determined at the time of such executive’s separation from us or at the time of the applicable change in control. Other than as described below, we have not agreed to pay any other amounts or to provide any other benefits to the NEOs upon termination of their employment with us, including pursuant to death, disability or retirement or in connection with a change in control.

As described above under the heading “Michael W. Patrick 2009 Separation Agreement,” we entered into a separation agreement and general release with Mr. Patrick in February 2009 in connection with his departure from Carmike. A description of the separation agreement and general release and the amounts paid to Mr. Patrick under the separation agreement and general release are set forth above under the heading “Michael W. Patrick 2009 Separation Agreement.”

S. David Passman III Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement (the “Passman Employment Agreement”) with Mr. Passman effective June 4, 2009 (the “Commencement Date”), which was amended on March 29, 2010. The Passman Employment Agreement provides for an initial term of three years (the “Term”) which will be automatically extended for one additional year on the second anniversary of the Commencement Date and for one additional year on each anniversary of the Commencement Date thereafter unless we, at least ninety days prior to any anniversary date, give written notice to Mr. Passman that there will be no such extension.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If we at any time terminate Mr. Passman without cause (as defined below) or if he resigns for good reason (as defined below) either in anticipation of a change in control (as defined below) or within two years after a change in control:

•

we will pay Mr. Passman two times his base salary (at a rate equal to the highest level of base salary paid to Mr. Passman in the year prior to his termination of employment) and two times his target annual bonus for the calendar year prior to the calendar year in which his termination of employment occurs (plus, solely with respect to a termination during 2010 following a change in control, an additional $630,000);

•

each outstanding and nonvested stock option granted to him will become fully vested notwithstanding the terms under which such options were granted, and any restrictions on outstanding restricted stock grants will immediately expire and Mr. Passman’s right to such stock will be non-forfeitable notwithstanding the terms under which such stock was granted; and

•

we will continue for 24 months to provide the same health, dental and vision care coverage and life insurance coverage as Mr. Passman was provided under our employee benefit plans, policies and practices on the day prior to his termination, provided, however, Mr. Passman will pay for the cost of such coverage and we will reimburse him for 100% of the cost thereof.

Any separation benefits provided if we terminate Mr. Passman’s employment without cause or if Mr. Passman resigns either in anticipation of a change in control or within two years after a change in control will require Mr. Passman to execute a general release of claims in a form reasonably acceptable to us.

Taxes

The Passman Employment Agreement does not contain a tax gross-up for “parachute” excise tax under Section 280G and Section 4999 of the Code.

Executive Separation Agreements

In 2003, we entered into a separation agreement with Fred W. Van Noy, our Senior Vice President and Chief Operating Officer, and in 2007 we entered into separation agreements with Richard B. Hare, our Senior Vice President—Finance, Treasurer and Chief Financial Officer, Lee Champion, our Senior Vice President, General Counsel and Secretary, and Gary F. Krannacker, our Vice President—General Manager Theater Operations (the “Separation Agreements”). In 2008, we made tax-related amendments to these separation agreements. For purposes of the following description, we refer to Messrs. Van Noy, Hare, Champion and Krannacker as the “executives.” We did not enter into a separation agreement with Mr. Passman because the terms of any potential separation are contained in his employment agreement.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If we at any time terminate the executive without cause (as defined below) or if he resigns for good reason (as defined below) either in anticipation of a change in control (as defined below) or within two years after a change in control, he will be entitled to a severance payment equal to two times his base salary, which will be paid in 24 equal monthly installments beginning six months and one day following his termination of employment. The base salary amount to be used in calculating the severance payment equals the base salary amount in effect on the day before his employment terminates or, if higher, his highest base salary which was in effect on any date in the one-year period ending on the date his employment terminates.

In addition, all of the executive’s options will become exercisable as of the date his employment terminates and remain outstanding for the term of the option, in the case of Mr. Van Noy, or for 90 days, in the case of Messrs. Hare, Champion and Krannacker, as if no termination of employment had occurred. All of the restrictions on any restricted stock granted to the executive shall expire, and the executive’s restricted stock shall become non-forfeitable as of his termination of employment. Finally, each executive shall be entitled to continued welfare benefits for two years following his termination of employment.

Taxes

If Mr. Van Noy is subject to a “parachute” excise tax under Section 280G or Section 4999 of the Code, then he agrees to waive up to $10,000 otherwise owed to him in order to avoid the excise tax. If more than $10,000 would need to be waived to avoid such excise tax, then Carmike agrees to provide a gross-up payment for him.

The separation agreements with Messrs. Hare, Champion and Krannacker do not contain a tax gross-up.

Payments Pursuant to the Passman Employment Agreement and the Separation Agreements

Based on the executives’ and Mr. Passman’s 2009 base salaries, if on December 31, 2009, they were terminated without cause or resigned for good reason either in anticipation of a change in control or within two years after a change in control, they would have been entitled to severance payable over two years equal to $1,260,000, $750,000, $650,000, $570,000 and $340,000 for Messrs. Passman, Van Noy, Hare, Champion and Krannacker, respectively. In addition, assuming Messrs. Passman, Van Noy, Hare, Champion and Krannacker continue to receive welfare benefits for such two-year period, we would incur expenses of approximately $36,000, $38,880, $36,552, $27,840 and $27,312, respectively, for such benefits.

If Messrs. Passman, Van Noy, Hare, Champion and Krannacker are terminated without cause or resign for good reason, either in anticipation of a change in control or within two years after a change in control, their options will become immediately exercisable and all of the restrictions on their restricted stock will expire, and their restricted stock will become non-forfeitable as of the termination of employment. Assuming such termination without cause or resignation for good reason occurred on December 31, 2009, based on the closing price of $7.56 per share of our Common Stock on that date, the value of accelerated equity awards to Messrs. Passman, Van Noy, Hare, Champion and Krannacker would have been $378,000, $75,600, $75,600, $75,600 and $56,700, respectively. Additional information regarding these grants can be found in the Outstanding Equity Awards at 2009 Fiscal Year-End Table above.

Assuming Mr. Van Noy was terminated as of December 31, 2009, he would not have been entitled to gross-up payments because he would not have been subject to a “parachute” excise tax under Section 280G or Section 4999 of the Code.

Key Definitions

During the two-year period following a change in control, the Separation Agreements and the Passman Employment Agreement define “cause” to mean:

•

the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct which has a material and adverse effect on us;

•

there is any act or omission by the executive involving malfeasance or gross negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission actually has a material and adverse effect on our business;

•	the executive breaches any of the restrictive covenants described below and such breach has a material and adverse effect on us; or

•	the executive violates any provision of our code of conduct if the consequence to such violation clearly would have been a termination of an employee by us.

Prior to a change in control or after the two-year period following a change in control, the Separation Agreements and the Passman Employment Agreement define “cause” to mean:

•

the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct;

•

there is any act or omission by the executive involving malfeasance or negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission is reasonably likely to materially and adversely affect on our business;

•	the executive breaches any of the restrictive covenants described below; or

•	the executive violates any provision of our code of conduct if the consequence to such violation ordinarily would be a termination of the employee by us.

The Separation Agreements and the Passman Employment Agreement define “change in control” to mean:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•

any person or group (provided further, in the case of Mr. Van Noy’s agreement, that such person is not a signatory to the shareholders’ agreement dated January 31, 2002 (the “Stockholders Agreement”) or a person or group which acquires stock in a transaction with a signatory to the Stockholders Agreement) becomes the beneficial owner of 45% or more of the combined voting power of our Common Stock;

•	a majority of our Board of Directors is replaced within a two-year period by directors not approved by 2/3 of the existing Board;

•	our stockholders approve a merger in which we are not the surviving company;

•	our stockholders approve a sale of 50% or more of our assets or business;

•	our stockholders approve the dissolution or liquidation of us; or

•

we combine with another company, unless following the combination, our stockholders have more than 60% of the Common Stock of the combined company in substantially the same proportions in which they owned our stock.

During the two-year period following a change in control, the Separation Agreements and the Passman Employment Agreement define “good reason” to mean:

•	a reduction in the executive’s base salary or a reduction in the executive’s combined opportunity to receive any incentive compensation and bonuses;

•

a reduction in the scope, importance or prestige of the executive’s duties, responsibilities or authority (other than as a result of a mere change in the executive’s title if such change in title is consistent with our organizational structure following a change in control);

•

the transfer of the executive’s primary work site from the executive’s primary work site as of the date of the change in control to a new primary work site which is more than 10 miles from the executive’s then current primary work site (with certain exceptions); or

•

we fail to continue to provide the executive the health and welfare benefits, deferred compensation benefits, executive perquisites and stock option and restricted stock grants that are in the aggregate comparable in value to those provided to the executive immediately prior to the change in control.

Restrictive Covenants

For a period of two years following termination, the executives and Mr. Passman, pursuant to the terms of the Separation Agreements and the Passman Employment Agreement, as applicable, have agreed not to:

•

for purposes of competing with us, solicit or seek to solicit any of our suppliers with whom the executive had a personal business interaction, at any time during the two years prior to the termination of the executive’s employment;

•

employ or seek to employ any Carmike employee serving in an executive, managerial, or supervisory capacity during the term of the executive’s employment, with whom the executive had business dealings during the two years prior to the termination of the executive’s employment, unless such employee has ceased to be employed by us for a period of at least one year;

•	use or disclose any trade secret that the executive may have acquired during the term of his employment for so long as such information remains a trade secret; or

•	use or disclose any confidential or proprietary information that the executive may have acquired during the term of, in the course of, or as a result of his employment.

If we breach our obligations to an executive under his Separation Agreement or to Mr. Passman under the Passman Employment Agreement, the period for these restrictive covenants will be shortened to one year following termination.

2004 Incentive Stock Plan

Under the 2004 Incentive Stock Plan, our employees, directors and consultants are eligible to receive equity-based awards including incentive stock options, non-incentive stock options, stock appreciation rights, stock grants and stock units.

Under the 2004 Incentive Stock Plan, as of the effective date of a change in control (as defined below), all options and all stock appreciation rights become exercisable, and all stock grants and stock unit grants vest. If required in the agreement effecting a change in control, the Board of Directors can cancel all options, stock appreciation rights, stock grants or stock unit grants after providing holders a reasonable period to exercise options and stock appreciation rights and to take any action necessary to receive stock subject to stock grants or cash payable under stock unit grants. However, any grant subject to a performance goal shall vest only to the extent of such performance goal unless the performance goal has been exceeded, and then it will vest to the extent the goal has been exceeded.

If a change in control (as defined in the 2004 Incentive Stock Plan) occurs, the options held by Messrs. Passman, Van Noy, Hare, Champion and Krannacker will become immediately exercisable and all of the restrictions on their restricted stock will expire, and their restricted stock will become non-forfeitable. Assuming such change in control occurred on December 31, 2009, based on the closing price of $7.56 per share of our Common Stock on that date, the value of accelerated equity awards to Messrs. Passman, Van Noy, Hare, Champion and Krannacker would have been $378,000, $75,600, $75,600, $75,600 and $56,700, respectively. Additional information regarding these grants can be found in the Outstanding Equity Awards at 2009 Fiscal Year-End Table above.

Under the 2004 Incentive Stock Plan, a “change in control” means:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•	the acquisition by any person of 30% or more of the voting power for election of Carmike’s directors;

•	the incumbent members of Carmike’s Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less;

•	a reorganization, merger, consolidation or share exchange approved by Carmike stockholders whereby Carmike Common Stock is converted into or exchanged for the stock of another corporation;

•	a sale or disposition of 50% or more of the assets of Carmike;

•

a reorganization, merger, consolidation or share exchange approved by Carmike stockholders, unless Carmike stockholders control the resulting company and retain, with respect to other Carmike stockholders, substantially the same proportion of share ownership that they had in Carmike;

•	the approval by stockholders of a complete liquidation or dissolution of Carmike; or

•	any other event the Compensation and Nominating Committee determines is a change in control.

However, if the acquisition of 30% or more of the voting power described above is by a person who was a signatory to the Stockholders’ Agreement, dated as of January 31, 2002, by and among certain stockholders of Carmike and results from a transaction with one, or more than one, other person who was also a signatory to such Stockholders’ Agreement before such Stockholders’ Agreement expired, such acquisition shall not constitute a change in control.

Deferred Compensation Program

As described previously, Carmike has maintained a funded deferred compensation program for a number of its senior executives, including Messrs. Patrick, Passman, Hare, Van Noy and Champion, the “Participating NEOs.” The deferred compensation agreements for the Participating NEOs are not affected in any way by a change in control of Carmike. A successor to Carmike will be obligated to continue making payments under the deferred compensation agreements until the earlier of a Participating NEO’s termination of employment or the date on which the Participating NEO is eligible for payment from the trust under the Participating NEO’s agreement. A Participating NEO, or his beneficiary, is eligible for payment from the trust upon his death, disability or reaching age 70; however, the Participating NEO may also make an election to commence distributions after age 60 but before age 70.

Information regarding the amounts earned by the Participating NEOs during 2009 and the aggregate balance of all assets held in trust as of December 31, 2009 are set forth above in the Summary Compensation Table in the “All Other Compensation” column and in the Nonqualified Deferred Compensation Table.

COMPENSATION OF DIRECTORS

During fiscal year 2009, our non-employee directors received annual cash compensation consisting of a $30,000 retainer and $1,000 per meeting for participation in meetings of the Board of Directors and its committees. Effective October 1, 2008, independent directors received a $1,000 per meeting fee for participation in meetings of the independent directors unrelated to board or committee meetings. Members of the Audit Committee (other than the chairman) received a retainer of $7,500 and the Chairman of the Audit Committee received a $12,500 retainer. The Chairman of the Compensation and Nominating Committee received a $7,500 retainer. The Chair of the Corporate Governance Committee received an annual retainer of $2,500. Our employees do not receive any additional compensation for serving on the Board of Directors. At the time of Mr. Patrick’s departure on January 19, 2009, Mr. Passman (our former lead independent director) was appointed non-executive Chairman of the Board of Directors and as a member of the Office of the Chairman. In connection with his additional oversight responsibilities as Chairman of the Board of Directors and a member of the Office of the Chairman, Mr. Passman received a monthly fee of $40,000 and reimbursement for reasonable expenses. Following his appointment as our President and Chief Executive Officer on June 4, 2009, Mr. Passman did not receive any compensation for board service. On June 4, 2009, Mr. Smith was appointed the non-executive Chairman of the Board of Directors. At that time the Board of Directors approved an annual retainer of $50,000 for the non-executive Chairman of the Board of Directors.

Our non-employee directors also receive annual equity compensation consisting of 2,500 restricted shares of our Common Stock issued at each annual meeting of stockholders and vesting in full at our next annual meeting of stockholders. Our non-executive Chairman of the Board also receives additional annual equity compensation consisting of 2,500 restricted shares of our Common Stock issued at each annual meeting of stockholders that vests in full at our next annual meeting of stockholders. We also provide our non-employee directors a one-time grant of options to purchase 5,000 shares of our Common Stock upon their initial election to the Board of Directors. Our policy of granting options to new non-employee directors was generally approved by the Board of Directors in connection with the establishment of our overall non-employee director compensation package and thus the specific grant of any such options to new non-employee directors occurs automatically on the date of such director’s initial election to the Board. In addition, the option exercise price has been equal to or higher than the closing price of our Common Stock on the NASDAQ Global Market on the grant date.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
Jeffrey W. Berkman (3)	$ —	—	$20,682	$ 20,682
James A. Fleming (4)	$ 26,104	$19,225	$ 5,317	$ 50,646
Alan J. Hirschfield (5)	$ 63,250	$19,225	$ —	$ 82,475
S. David Passman III (5)(6)	$237,662	$19,225	$ —	$256,887
Carl L. Patrick, Jr. (7)	$ 24,038	$ —	$ —	$ 24,038
Michael W. Patrick (8)	$ 3,548	$ —	$ —	$ 3,548
Roland C. Smith (9)	$ 64,984	$40,375	$ —	$105,359
Patricia A. Wilson (10)	$ 68,375	$19,225	$ —	$ 87,600

(1)	Fred W. Van Noy, our Senior Vice President and Chief Operating Officer, is not included in this table as he did not receive compensation for his service as a director. The compensation received by Mr. Van Noy as an employee is shown in the Summary Compensation Table above. This table includes compensation earned by S. David Passman III, in his capacity as a director, prior to his appointment as President and Chief Executive Officer. Amounts earned by Mr. Passman as President and Chief Executive Officer are reported in the “Summary Compensation Table” above.

(2)

The amount reflects the fair value of stock awards and option awards at the grant date. The value is calculated in accordance with ASC 718. The assumptions made in connection with the valuation of these awards are described in Note 10 to the notes to our consolidated financial statements in our 2009 Annual

Report on Form 10-K. As of December 31, 2009, each director, except former directors Mr. Carl Patrick and Mr. Michael Patrick, have outstanding (i) 2,500 unvested shares of restricted stock, which will vest at our 2010 Annual Meeting of Stockholders and (ii) options to purchase 5,000 shares of Common Stock. In addition, Mr. Smith has outstanding an additional 2,500 unvested shares of restricted stock, which will also vest at the annual meeting of stockholders.

(3)	Mr. Berkman was elected to the Board of Directors effective November 3, 2009.

(4)	Mr. Fleming was elected to the Board of Directors effective March 16, 2009.

(5)	From March 11, 2008 until January 19, 2009, Mr. Passman served as Chairman of the Audit Committee. Mr. Hirschfield was the Chairman of the Audit Committee prior to March 11, 2008 and was renamed Chairman of the Audit Committee on January 19, 2009.

(6)	Mr. Passman was an independent director until becoming President and Chief Executive Officer on June 4, 2009. Mr. Passman served as our lead independent director until January 19, 2009 and as non-executive Chairman of the Board until June 4, 2009.

(7)	Mr. Carl Patrick, Jr. did not stand for re-election to the Board of Directors at the 2009 annual meeting.

(8)	The amounts shown represent meeting fees and a pro rata retainer for Mr. Patrick’s service as a non-management director following his departure as President and Chief Executive Officer on January 19, 2009 and prior to his resignation from the Board of Directors on February 20, 2009.

(9)	Mr. Smith is the non-executive Chairman of the Board and the Chairman of the Compensation and Nominating Committee.

(10)	Ms. Wilson is the Chair of the Corporate Governance Committee.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

In setting compensation, our Compensation and Nominating Committee considers the risks to our stockholders that may be inherent in our overall compensation program. The Compensation and Nominating Committee has reviewed our compensation policies and practices and concluded that our compensation program is designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and does not encourage executives to take unnecessary or excessive risks.

COMPENSATION COMMITTEE REPORT

The Compensation and Nominating Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement for the 2010 Annual Meeting of Stockholders and, based on this review and these discussions with management, the Compensation and Nominating Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement for the 2010 Annual Meeting of Stockholders for filing with the SEC.

By the Compensation and Nominating Committee:	Roland C. Smith, Chairman
James A. Fleming
Patricia A. Wilson
April 7, 2010

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CORPORATE GOVERNANCE

Corporate Governance Information

The Corporate Governance Guidelines, the Code of Conduct for Officers, Directors and Employees and the charters for the Compensation and Nominating Committee, Corporate Governance Committee and Audit Committee are available, along with other corporate governance information, on our company website at www.carmike.com.

Board Meetings

The business of Carmike is managed under the direction of the Board of Directors. The Board of Directors met eight times during the year ended December 31, 2009. Each of the incumbent directors attended at least 75% of the aggregate of: (1) the total meetings of the Board of Directors held during the period that he or she served during 2009 and (2) the total meetings held by all committees of the Board on which he or she served during 2009. The Board of Directors has adopted a policy whereby directors are expected to attend Carmike’s Annual Meeting of Stockholders. At the 2009 Annual Meeting of Stockholders, six of the seven members of the Board of Directors were present.

Board Leadership Structure

Until January 2009, Carmike operated under the traditional U.S. board leadership structure with our Chief Executive Officer serving as Chairman of the Board. In addition, since 2006 our Board of Directors also utilized a lead independent director to provide a source of Board leadership complementary to that of the Chief Executive Office and Chairman of the Board. However, upon the departure of Mr. Patrick, who had served as our Chief Executive Officer since March 1989 and Chairman of the Board since January 2002, the Board of Directors re-evaluated its leadership structure. Beginning in June 2009 with the appointment of Mr. Passman as our new President and Chief Executive Officer, the Board determined that it would be preferable for one of our independent directors to serve as non-executive Chairman of the Board. Mr. Smith was elected our non-executive Chairman of the Board on June 4, 2009. Mr. Smith has over eight years experience serving on our Board, and is currently Chief Executive Officer and a director of the Arby’s/Wendy’s Restaurant Group. At this time, we believe this Board leadership structure is appropriate for our company and our stockholders.

We believe it is the Chief Executive Officer’s responsibility to run the company and the Chairman’s responsibility to run the Board of Directors. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman of the Board whose sole job is leading the Board. In making the decision to change the leadership structure and appoint an independent Chairman of the Board, the Board of Directors considered the time that Mr. Passman will be required to devote to the Chief Executive Officer position. By having another director serve as Chairman of the Board, Mr. Passman is able to focus his entire energy on running Carmike. In addition, this provides strong leadership for our Board of Directors, while also positioning the Chief Executive Officer as the leader of our company in the eyes of our employees and other stakeholders.

The Board of Directors determines its leadership structure from time to time. As part of the annual board self-evaluation process, the Board of Directors evaluates its leadership structure to ensure that the structure is appropriate for Carmike and its stockholders. We recognize that different board leadership structures may be appropriate for Carmike in the future, depending upon the applicable circumstances. However, the Board of Directors believes the current leadership structure, with Mr. Passman as Chief Executive Officer and Mr. Smith as Chairman of the Board, is the appropriate structure for Carmike at this time.

Risk Oversight

The Audit Committee is primarily responsible for overseeing Carmike’s risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least quarterly regarding Carmike’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers Carmike’s risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing Carmike and on Carmike’s general risk management strategy, and also ensure that risks undertaken by Carmike are consistent with the Board of Director’s risk management philosophy. While the Board of Directors oversees Carmike’s risk management, Carmike’s management is responsible for the day-to-day risk management process. This division of responsibilities is an effective approach for addressing the risks facing Carmike, and the Board’s leadership structure supports this approach.

Committees of the Board of Directors

Executive Committee

The Executive Committee consists of S. David Passman III, as Chairman, Roland C. Smith, and Alan J. Hirschfield. The Executive Committee met five times during the year ended December 31, 2009.

The primary purpose of the Executive Committee is to assist the Board of Directors in fulfilling its responsibilities relating to capital expenditures, investments, acquisitions and financing activities based on the criteria established in the Committee’s charter. The Executive Committee is responsible for reviewing and approving transactions and agreements related to dispositions, acquisitions, joint ventures, capital expenditures, developments and refurbishments, indebtedness and vendor and supplier obligations.

Compensation and Nominating Committee

The Compensation and Nominating Committee currently consists of Roland C. Smith, as Chairman, James A. Fleming and Patricia A. Wilson. Mr. Fleming replaced Mr. Passman as a member of the Compensation and Nominating Committee on June 4, 2009. The Board of Directors has determined that all members of the Compensation and Nominating Committee are independent as defined under the rules and regulations of the SEC and applicable listing standards of The Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”). In addition, the Board of Directors has determined that each member meets the requirements of a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and an “outside director” under Section 162(m) of Code. The Compensation and Nominating Committee met seven times during the year ended December 31, 2009.

The Compensation and Nominating Committee is responsible for, among other things:

•	approving all salary arrangements and other remuneration for the Chief Executive Officer and other senior officers of Carmike;

•	administering the Carmike Cinemas, Inc. 2002 Stock Plan and the 2004 Incentive Stock Plan;

•	reviewing annual incentive opportunity levels and goals;

•	reviewing and approving employment agreements, severance agreements and change in control agreements for the Chief Executive Officer and other senior officers of Carmike;

•	assisting the Board of Directors in developing and evaluating candidates for executive positions, including the Chief Executive Officer, and overseeing the development of executive succession plans;

•	selecting and recommending potential candidates to be nominated for election to the Board of Directors;

•	making recommendations to the Board of Directors concerning the structure and membership of other Board committees; and

•	evaluating and recommending to the Board of Directors the resignation of individual directors for appropriate reasons, as determined by the Committee in its discretion.

Corporate Governance Committee

The Corporate Governance Committee currently consists of Patricia A. Wilson, as Chairperson, S. David Passman III, and Fred W. Van Noy. Messrs. Passman and Van Noy were appointed to the Corporate Governance Committee on June 4, 2009. Michael W. Patrick and Carl L. Patrick, Jr. also served as members of the Corporate Governance Committee during 2009. The Corporate Governance Committee met one time during the year ended December 31, 2009.

The primary purpose of the Corporate Governance Committee is to assist the Board of Directors in fulfilling its responsibilities relating to ensuring that Carmike’s corporate governance policies, procedures and practices continue to effectively promote the best interests of Carmike’s stockholders.

The Corporate Governance Committee is responsible for, among other things:

•	reviewing any questions regarding the independence of directors;

•	overseeing the periodic evaluation of the Board of Directors and its committees as deemed appropriate;

•	reviewing and reassessing the adequacy of the Corporate Governance Guidelines periodically and recommending any proposed changes to the Board of Directors for approval;

•	advising and making recommendations to the Board of Directors on matters concerning corporate governance and directorship practices; and

•	ensuring that the independent members of the Board of Directors meet in regularly scheduled executive sessions at which only independent directors are present.

Audit Committee

The Audit Committee currently consists of Alan J. Hirschfield, as Chairman, James A. Fleming and Patricia A. Wilson. Mr. Fleming was appointed to the Audit Committee effective March 17, 2009. Mr. Passman resigned from the Audit Committee on June 4, 2009. Until January 19, 2009, Mr. Passman served as Chairman of the Audit Committee. Mr. Hirschfield was named Chairman of the Audit Committee on January 19, 2009. The Board of Directors has determined that each member of the Audit Committee is independent under applicable law and the rules and requirements of the SEC and the Nasdaq listing standards. In addition, the Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards, and Mr. Fleming is designated by the Board of Directors as an “audit committee financial expert” under SEC rules, and meets the Nasdaq professional experience requirements. Prior to his resignation from the Audit Committee, Mr. Passman also served as an “audit committee financial expert.”

The Audit Committee is responsible for, among other things:

•	directly appointing, retaining, overseeing, compensating and terminating the independent auditors;

•	discussing with the independent auditors their independence;

•	reviewing with the independent auditors the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by the independent auditors;

•	reviewing and approving all related party transactions;

•	overseeing the financial reporting process and discussing with management and the independent auditors the interim and annual financial statements that Carmike files with the SEC; and

•	reviewing and monitoring Carmike’s accounting principles, policies and financial and accounting controls.

The Audit Committee met six times during the year ended December 31, 2009.

Director Independence

The Board of Directors annually reviews and analyzes the independence of each director under the requirements of the Sarbanes-Oxley Act of 2002, the Exchange Act, SEC rules and regulations, the Nasdaq listing standards and the Code.

The purpose of the review is to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members are inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examines transactions and relationships between directors or their affiliates and Carmike or senior management.

As a result of this review, for 2010, the Board of Directors affirmatively determined that all current directors and nominees for director are independent for purposes of serving on the Board of Directors, except for S. David Passman III and Fred W. Van Noy. The Board of Directors has further determined that all members of the Audit Committee and the Compensation and Nominating Committee are independent. There are no independence requirements for the Executive Committee or the Corporate Governance Committee. S. David Passman III and Fred W. Van Noy are not considered independent because they are employed by Carmike.

In evaluating the independence of Jeffrey W. Berkman, the Board of Directors also considered certain minor non-reportable business arrangements between Carmike and Bigfoot Ventures, Ltd., Mr. Berkman’s employer. The Board of Directors concluded these transactions did not impact Mr. Berkman’s independence because they were the result of arm’s-length negotiations and were immaterial to the businesses of both Carmike and Bigfoot.

Selection of Director Nominees

The Compensation and Nominating Committee is responsible for evaluating candidates for election to the Board of Directors at Carmike’s annual meeting. The Compensation and Nominating Committee also evaluates candidates for election to the Board of Directors from time to time and to fill vacancies on the Board between annual meetings.

General Criteria and Process.

Pursuant to its charter and the Corporate Governance Guidelines, the Compensation and Nominating Committee is responsible for reviewing with the Board of Directors, at least annually, the requisite balance of skills and areas of expertise and other appropriate qualification standards of its individual directors, as well as the composition of the Board of Directors as a whole. The Compensation and Nominating Committee will review each incumbent director’s qualifications for renomination for continued service on the Board of Directors. This assessment will include, but not be limited to, the following director qualification factors:

•	the highest personal and professional ethics, integrity, values, ability and judgment;

•	understanding Carmike’s business environment;

•	ability to make independent analytical inquiries and judgments;

•	skills and experience in the context of the needs of the Board of Directors;

•	breadth of business and organizational skills, background and experience; and

•	“independence” as contemplated by applicable legal and regulatory requirements.

The Compensation and Nominating Committee will also consider these qualifications in identifying and evaluating director candidates for nomination to the Board of Directors. In addition, the Compensation and Nominating Committee generally believes that director candidates should be committed to representing the long-term interests of the stockholders, willing to devote sufficient time to carry out their duties and responsibilities effectively and committed to serving on the Board of Directors for an extended period of time. The Compensation and Nominating Committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

The Compensation and Nominating Committee’s process for selecting nominees begins with an evaluation of the qualifications and performance of incumbent directors and a determination of whether the Board of Directors or its committees have specific unfulfilled needs. The Compensation and Nominating Committee then considers candidates identified by the Committee, other directors, Carmike’s executive officers and stockholders, and, if applicable, a third party search firm. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board of Directors and its committees. The Compensation and Nominating Committee then selects nominees to recommend to the Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees. The Compensation and Nominating Committee may use whatever process it deems appropriate under the circumstances when evaluating nominees recommended by stockholders.

Board Diversity

We do not have a formal policy regarding board diversity. Our Compensation and Nominating Committee currently believes that, while diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, gender, national origin or sexual orientation or identity. In selecting a nominee, the Compensation and Nominating Committee focuses on skills, expertise or background that would complement the existing Board of Directors.

Stockholder Recommendations of Nominees

The Compensation and Nominating Committee has not adopted a specific policy regarding the consideration of director nominees recommended by stockholders. As described in the Corporate Governance Guidelines, stockholders who wish to recommend nominees for consideration by the Compensation and Nominating Committee may submit their nominations in writing to our Secretary at our corporate address provided in this proxy statement. The Compensation and Nominating Committee may consider such stockholder nominations when it evaluates and recommends nominees to the Board of Directors for submission to the stockholders at each annual meeting, or in connection with filling vacancies on the Board.

As of December 21, 2009, the Compensation and Nominating Committee had not received a recommended nominee, in connection with the 2010 Annual Meeting of Stockholders, from any stockholder or group of stockholders that had beneficially owned more than 5% of Carmike’s Common Stock for more than one year at the time of such recommendation.

For additional important information regarding stockholder nominations of directors and stockholder proposals, please see the “Stockholder Proposals” section of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as to our Common Stock beneficially owned by each person, other than persons whose ownership is reflected under the caption “Security Ownership of Management,” who is known by us to own, directly or indirectly, more than 5% of the outstanding shares of our Common Stock as of the dates set forth below, and reflects information presented either in each such person’s filings with the SEC or otherwise provided to us. Unless otherwise indicated in the footnotes, all of such ownership is direct and the indicated person or entity has sole voting and dispositive power.

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
Bigfoot Ventures Ltd. (2) 2/f Beautiful Group Tower 74-77 Connaught Road Central, Hong Kong	1,853,852	14.4%

Mark Cuban 5424 Deloache Avenue Dallas, TX 75220	919,737	7.2%

Dimensional Fund Advisors LP (3) 1299 Ocean Avenue Santa Monica, CA 90401	918,892	7.1%

Keeley Asset Management Corp. (4) 401 South LaSalle Street Chicago, IL 60605	1,226,842	9.5%

Manatuck Hill Partners LLC (5) 1465 Post Road East Westport, CT 06880	991,300	7.7%

Renaissance Technologies LLC, James H. Simons (6) 800 Third Avenue New York, NY 10022	815,700	6.3%

(1)	Percent of class is with respect to 12,862,963 outstanding shares of Common Stock as of March 31, 2010.

(2)	According to the Form 4 filed March 9, 2009, Bigfoot Ventures Ltd. has voting and dispositive authority over the 1,853,852 shares.

(3)	According to the Schedule 13G filed February 8, 2010, Dimensional Fund Advisors LP, a Delaware limited partnership (“Dimensional”), is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and has sole voting power over 904,016 shares and dispositive authority over 918,892 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4)	According to the Schedule 13G filed February 12, 2010, Keeley Asset Management Corp is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and has voting and dispositive authority over the 1,226,842 shares, and therefore may be deemed to be the beneficial owner of the shares by virtue of such authority.

(5)	According to the Schedule 13F filed February 11, 2010, Manatuck Hill Partners LLC has sole voting and dispositive authority over 991,300 shares.

(6)	According to the Schedule 13G filed February 12, 2010, Renaissance Technologies, LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and has voting authority over 808,100 shares and dispositive authority over 815,700 shares, and therefore may be deemed to be the beneficial owner of the shares by virtue of such authority. James H. Simons also has voting authority over 808,100 shares and dispositive authority over 815,700 shares, and therefore may be deemed the beneficial owner of the shares by virtue of such authority, because of his position as control person of Renaissance Technologies LLC.

Security Ownership of Management and Directors

Unless otherwise indicated, the following table sets forth certain information known to us regarding the beneficial ownership of our Common Stock as of March 31, 2010 by:

•	our current directors and nominees;

•	our named executive officers; and

•	all executive officers and directors as a group.

Unless otherwise indicated in the footnotes, all of such ownership is direct and the indicated person has sole voting and dispositive power. The address for the following individuals is: c/o Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901.

Name of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
Michael W. Patrick (2)	450,230	3.58%
S. David Passman III (3)	99,413	*
Richard B. Hare (4)	26,619	*
Fred W. Van Noy (5)	110,011	*
Lee Champion (6)	14,539	*
Gary F. Krannacker (7)	45,000	*
Jeffrey W. Berkman (8)	5,000	*
James A. Fleming (9)	7,500	*
Alan J. Hirschfield (10)	45,250	*
Roland C. Smith (11)	17,750	*
Patricia A. Wilson (12)	15,250	*
All directors and executive officers as a group (15 persons) (13)	863,062	6.63%

*	Indicates less than 1%.

(1)	Percent of class is with respect to 12,862,963 outstanding shares of our Common Stock as of March 31, 2010.

(2)	Information for Mr. Patrick is as of February 28, 2009 and includes 974 shares of our Common Stock held by Mr. Patrick, in an Individual Retirement Account. Excludes 11,613 shares of Common Stock held in trust for Michael W. Patrick by C. L. Patrick, as trustee, the remainder interest of which Michael W. Patrick has purchased, and 48,100 shares of Common Stock held by the Carmike Cinemas, Inc. Deferred Compensation Trust for the Benefit of Michael W. Patrick.

(3)

Includes 20,000 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest on March 3, 2013. Includes the 50,000 restricted shares granted to Mr. Passman on June 4, 2009 in connection with his hiring as President and Chief Executive Officer. One-third of these shares vest on June 4, 2010, June 4, 2011 and June 4, 2012, respectively. Includes 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting. Includes options to purchase 5,000 shares that vested on June 2, 2003, the date of grant. Does not include options to purchase 200,000 shares granted on June 4, 2009, one-third of which vest on June 4, 2010, June 4, 2011 and June 4, 2012, respectively. Does not include options to purchase 70,000 shares granted March 3, 2010, one-third of which vest on March 3, 2011, March 3, 2012 and March 3, 2013, respectively.

(4)	Includes the 7,500 restricted shares (less 2,658 shares withheld to satisfy tax obligations) granted to Mr. Hare on March 27, 2006 in connection with his hiring. One-third of these shares vested on March 27, 2007, March 27, 2008 and March 27, 2009, respectively. This amount also includes the 5,000 restricted shares (less 1,723 shares withheld to satisfy tax obligations) granted to Mr. Hare on August 30, 2006. Includes 10,000 restricted shares granted on April 13, 2007 that vested on April 13, 2010. Includes 8,500 shares of restricted stock granted on March 3, 2010 that vest on March 3, 2013. Does not include options to purchase 40,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively. Does not include options to purchase 25,000 shares granted on March 3, 2010, one-third of which vest on March 3, 2011, March 3, 2012 and March 3, 2013, respectively. Does not include options to purchase 45,000 shares granted on July 6, 2009, one-third of which vest on July 6, 2010, July 6, 2011 and July 6, 2012, respectively.

(5)	Includes vested options to purchase 85,000 shares. Includes 10,000 restricted shares granted on April 13, 2007 that vested on April 13, 2010. Includes 10,000 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest on March 3, 2013. Does not include options to purchase 40,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively. Does not include options to purchase 28,000 shares granted on March 3, 2010, one-third of which vest on March 3, 2011, March 3, 2012 and March 3, 2013, respectively. Does not include options to purchase 50,000 shares granted on July 6, 2009, one-third of which vest on July 6, 2010, July 6, 2011 and July 6, 2012, respectively.

(6)	Includes 4,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest on March 3, 2013. Includes 10,000 restricted shares granted on April 13, 2007 that vested on April 13, 2010. Does not include options to purchase 40,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively. Does not include options to purchase 12,500 shares granted on March 3, 2010, one-third of which vest on March 3, 2011, March 3, 2012 and March 3, 2013, respectively. Does not include options to purchase 35,000 shares granted on July 6, 2009, one-third of which vest on July 6, 2010, July 6, 2011 and July 6, 2012, respectively.

(7)	Includes vested options to purchase 35,000 shares. Includes 7,500 restricted shares granted on April 13, 2007 that vested on April 13, 2010. Includes 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest on March 3, 2013. Does not include options to purchase 30,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively. Does not include options to purchase 8,000 shares granted on March 3, 2010, one-third of which vest on March 3, 2011, March 3, 2012 and March 3, 2013, respectively. Does not include options to purchase 20,000 shares granted on July 6, 2009, one-third of which vest on July 6, 2010, July 6, 2011 and July 6, 2012, respectively.

(8)	Represents options to purchase 5,000 shares that vested on November 3, 2009, the date of grant.

(9)	Includes 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting. Includes options to purchase 5,000 shares that vested on March 6, 2009, the date of grant.

(10)	Includes 30,000 shares owned by the Alan J. Hirschfield Living Trust, options to purchase 5,000 shares that vested on October 14, 2002, the date of grant, and 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting.

(11)	Includes options to purchase 5,000 shares that vested on June 2, 2003, the date of grant, and 5,000 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting.

(12)	Includes options to purchase 5,000 shares that vested on April 1, 2004, the date of grant, and 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting.

(13)	Does not include options to purchase 170,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively. Does not include options to purchase 200,000 shares granted on June 4, 2009, one-third of which vest on June 4, 2010, June 4, 2011 and June 4, 2012, respectively. Does not include options to purchase 158,500 shares granted on March 3, 2010, one third of which vest on March 3, 2011, March 3, 2012 and March 3, 2013, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related party transactions. Although we have not entered into any financial transactions with any immediate family member of a director or executive officer of Carmike, if we were to do so, any such transaction would need to be reviewed and approved by our Audit Committee. A report is made to our Audit Committee annually by our management and our independent auditor disclosing any known related party transactions. No reportable transactions occurred during fiscal 2009.

COMPENSATION AND NOMINATING COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation and Nominating Committee are Messrs. Smith and Fleming and Ms. Wilson. None of the members of the Compensation and Nominating Committee during 2009 has ever been one of our officers or employees. In addition, none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or on the Compensation and Nominating Committee.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

COMPENSATION PLANS

The following table presents information as of December 31, 2009 about our Common Stock that may be issued upon the exercise of outstanding options, warrants and rights under our 2002 Stock Plan and our 2004 Incentive Stock Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2002 Stock Plan (1)	0		15,640
2004 Incentive Stock Plan (2)	740,000	17.51	649,250
Total/Weighted Average	740,000	17.51	664,890
Equity compensation plans not approved by stockholders	None	None	None

Total	740,000		664,890

(1)	As of December 31, 2009, of the 15,640 shares remaining available for future grant under the 2002 Stock Plan, all were available for grant as stock units or stock grants.

(2)	As of December 31, 2009, of the 649,250 shares remaining available for future grant under the 2004 Incentive Stock Plan, 312,250 were available for grant as stock grants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Carmike’s directors and executive officers, and persons who beneficially own more than 10% of any class of Carmike’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of Carmike. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Carmike with copies of all Section 16(a) reports they file. To Carmike’s knowledge, based solely on a review of the copies of such reports furnished to Carmike and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 2009.

Stockholder Proposals

Rule 14a-8 Proposals for Our 2011 Proxy Statement

Any stockholder of Carmike who wishes to present a proposal at the 2011 Annual Meeting of Stockholders of Carmike and who wishes to have such proposal included in Carmike’s proxy statement for that meeting must deliver a copy of such proposal to Carmike not later than December 21, 2010. Carmike reserves the right to decline to include in Carmike’s proxy statement any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein.

Stockholder Proposals of Business at an Annual Meeting

Under our By-laws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting, outside the processes of Rule 14a-8, if the stockholder is:

•	a stockholder of record on the record date for determining stockholders entitled to vote at the annual meeting;

•	a stockholder of record on the date the stockholder gives notice of the proposal to our Corporate Secretary; and

•	entitled to vote at the meeting.

In addition, the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our By-laws, our Corporate Secretary must receive advance notice of a proposal for business at the 2011 Annual Meeting between January 17, 2011 and February 16, 2011, provided however, if and only if the 2011 Annual Meeting is not scheduled to be held between April 17, 2011 and June 16, 2011, such stockholder’s notice must be delivered to our Corporate Secretary by the later of:

•	the tenth day following the date of the Public Announcement (as defined in our By-laws) of the date of the 2011 Annual Meeting; or

•	90 days prior to the date of the 2011 Annual Meeting.

The advance notice of the proposal must contain certain information specified in our By-laws, including information concerning the proposal and the stockholder proponent, and the stockholder must update and supplement that information:

•	as of, and within five business days of, the record date for the 2011 Annual Meeting; and

•	as of ten business days prior to the 2011 Annual Meeting and not later than eight business days prior to the Annual Meeting.

The foregoing description is only a summary of the requirements of our By-laws. Stockholders intending to submit a proposal of business at the 2011 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our By-laws, which were filed with the SEC as an exhibit to a Form 8-K on January 22, 2009.

Stockholder Nominations of Directors at an Annual Meeting

Stockholders may nominate directors for election at an annual meeting without consideration by the Compensation and Nominating Committee by complying with the eligibility, advance notice and other provisions of our By-laws. Under our By-laws, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is:

•	a stockholder of record on the record date for determining stockholders entitled to vote at the annual meeting;

•	a stockholder of record on the date the stockholder gives notice of the nomination to our Corporate Secretary; and

•	entitled to vote at the meeting.

The stockholder also must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our By-laws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2011 Annual Meeting between January 17, 2011 and February 16, 2011, provided however, if and only if the 2011 Annual Meeting is not scheduled to be held between April 17, 2011 and June 16, 2011, such stockholder’s notice must be delivered to our Corporate Secretary by the later of:

•	the tenth day following the date of the Public Announcement (as defined in our By-laws) of the date of the 2011 Annual Meeting; or

•	90 days prior to the date of the 2011 Annual Meeting.

The advance notice of the nomination must contain certain information specified in our By-laws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information:

•	as of, and within five business days of, the record date for the 2011 Annual Meeting; and

•	as of ten business days prior to the 2011 Annual Meeting and not later than eight business days prior to the Annual Meeting.

The foregoing description is only a summary of the requirements of our By-laws. Stockholders intending to submit a nomination for the 2011 Annual Meeting must comply with the provisions specified in our By-laws, which were filed with the SEC as an exhibit to a Form 8-K on January 22, 2009.

In order for proposals submitted outside the processes of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the deadline date for stockholder proposals determined pursuant to our By-laws, as described above.

Contact Information

Stockholder proposals should be sent to:

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Attention: Corporate Secretary

Stockholder Communications with the Board of Directors

The independent members of Carmike’s Board of Directors have adopted a formal process by which stockholders may communicate with the Board of Directors. Stockholders who wish to communicate with the Board of Directors as a group, our non-executive Chairman or the non-management directors as a group may do so by sending written communications addressed to the Corporate Secretary of Carmike Cinemas, Inc., Attention: Board of Directors, 1301 First Avenue, Columbus, Georgia 31901. This information is also contained on Carmike’s website at www.carmike.com.

Annual Report

Carmike is providing a copy of our 2009 Annual Report to stockholders (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) to all stockholders with this proxy statement.

Carmike will provide without charge a copy of the 2009 Annual Report on Form 10-K filed with the SEC (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) upon written request to the Corporate Secretary, Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901.

Householding

As permitted by the Exchange Act, only one copy of this proxy statement and Carmike’s 2009 Annual Report are being delivered to stockholders residing at the same address, unless such stockholders have notified Carmike of their desire to receive multiple copies of the proxy statement or annual report. Carmike will promptly deliver, upon oral or written request, a separate copy of the annual report or proxy statement, as applicable, to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Corporate Secretary, by phone (706) 576-3400 or by fax at (706) 576-3419 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901.

Stockholders residing at the same address and currently receiving only one copy of the proxy statement or annual report may contact the Corporate Secretary by fax at (706) 576-3419 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901, to request multiple copies in the future. Stockholders residing at the same address and currently receiving multiple copies may contact Investor Relations to request that only a single copy of the proxy statement and annual report be mailed in the future.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

REVOCABLE PROXY

CARMIKE CINEMAS, INC.

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

COMMON STOCK PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2010

The undersigned hereby appoints S. DAVID PASSMAN III, FRED W. VAN NOY and LEE CHAMPION, and each of them, proxies with full power of substitution, to represent and to vote all the shares of the Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on April 5, 2010 with respect to the Proposals set forth in this proxy and with discretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned stockholder, at the Annual Meeting of Stockholders of Carmike Cinemas, Inc. to be held at the offices of King & Spalding LLP located at 1180 Peachtree Street, Atlanta, Georgia 30309 at 9:00 a.m. local time, on Monday, May 17, 2010, and any adjournments thereof.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

		For all	Withhold for	For all except
1.	Election of Directors:	nominees	all nominees	(see below)
	Nominees: Jeffrey W. Berkman James A. Fleming Alan J. Hirschfield S. David Passman III Roland C. Smith Fred W. Van Noy Patricia A. Wilson	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For all except” and write that nominee’s name in the space provided below.

2.	Approve the amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 20 million to 35 million shares	For	Against	Abstain
		☐	☐	☐

3.	Ratification of appointment of Independent Registered Public Accounting Firm:	For	Against	Abstain

	Deloitte & Touche LLP	☐	☐	☐

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” the above-stated Proposals.

Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by the authorized person.

Please be sure to sign and date this Proxy in the space below.

Stockholder sign above	Date

Co-holder (if any) sign above	Date

Detach above card, sign, date and mail in postage paid envelope provided.

CARMIKE CINEMAS, INC.

1301 First Avenue

Columbus, Georgia 31901-2109

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.